Exhibit 10.2

THIRD AMENDMENT AND RESTATEMENT OF THE

POWER PURCHASE AND OPERATING AGREEMENT

BY AND BETWEEN

WESTMORELAND — LG&E PARTNERS

AS SUCCESSOR IN INTEREST TO

BECKLEY COGENERATION COMPANY

AND

VIRGINIA ELECTRIC AND POWER COMPANY

THIRD AMENDMENT AND RESTATEMENT OF
THE POWER PURCHASE AND OPERATING AGREEMENT

Table of Contents

ARTICLE 1:	Definitions	5
1.1 "Actual Capacity Factor"	5
1.2 "Annual O&M Capacity Component"	6
1.3 "Average Capacity Factor"	6
1.4 "Business Day"	7
1.5 "Calendar Day" or "Day"	7
1.6 "Calendar Month" or "Month"	7
1.7 "Calendar Quarter" or "Quarter"	7
1.8 "Calendar Year" or "Year"	7
1.9 "Capacity Purchase Payment"	8
1.10 "Capacity Purchase Payment Adjustment"	8
1.11 "Capacity Unit Price"	8
1.12 "Commercial Operations Date"	8
1.13 "Delivered Capacity"	8
1.14 "Design Limits"	9
1.15 "Dispatch"	10
1.16 "Effective Date"	10
1.17 "Emergency"	10
1.18 "Energy Purchase Price"	11
1.19 "Extended Term" or "Extended Terms"	11
1.20 "FERC"	11
1.21 "Facility"	11
1.22 "Financial Closing"	11
1.23 "Fixed Capacity Component"	11
1.24 "Forced Outage"	11
1.25 "Initial Term"	11
1.26 "Interconnection Facilities"	12
1.27 "Interconnection Point"	12
1.28 "Interest"	12
1.29 "Maintenance Outage"	12
1.30 "Maximum Annual Capacity Payment"	12
1.31 "Maximum Capacity Summer"	13
1.32 "Maximum Capacity	13
1.33 "Maximum Capacity Unit Price"	13
1.34 "NCUC"	14
1.35 "NERC"	14
1.36 "Net Electrical Output"	14
1.37 "O&M Capacity Component"	14
1.38 "Off Peak Hours"	14
1.39 "Prudent Electrical Practices"	14

1.40 "Prudent Utility Practices"	15
1.41 "PURPA"	15
1.42 "Qualifying Facility" or "QF"	15
1.43 "SCC"	15
1.44 "Scheduled Outage"	15
1.45 "Summer Period"	15
1.46 "Term"	15
1.47 "Tracking Account"	15
1.48 "Winter Period"	16
ARTICLE 2:	Sale and Purchase of Energy and Capacity	16
ARTICLE 3:	Notices	17
ARTICLE 4:	Pre- and Post-Operation Period	18
ARTICLE 5:	Term and Termination	20
ARTICLE 6:	Representations and Warranties of Operator	21
ARTICLE 7:	Control and Operation of the Facility	25
ARTICLE 8:	Interconnection	31
ARTICLE 9:	Metering	32
ARTICLE 10:	Compensation. Payment, and Billings	35
ARTICLE 11:	Capacity Ratings	43
ARTICLE 12:	Insurance	43
ARTICLE 13:	Liability, Noncompliance and Guarantees	45
ARTICLE 14:	Force Majeure	50
ARTICLE 15:	Taxes and Claims for Labor and Materials	51
ARTICLE 16:	Choice of Law	52
ARTICLE 17:	Miscellaneous Provisions	52
ARTICLE 18:	Statutory and Regulatory Changes	53
ARTICLE 19:	Entirety	55

THIRD AMENDMENT AND RESTATEMENT OF
THE POWER PURCHASE AND OPERATING AGREEMENT
BY AND BETWEEN
WESTMORELAND - LG&E PARTNERS
AS SUCCESSOR IN INTEREST TO
BECKLEY COGENERATION COMPANY
AND
VIRGINIA ELECTRIC AND POWER COMPANY

        THIS THIRD AMENDMENT AND RESTATEMENT, effective as of the Effective Date, of the POWER PURCHASE AND OPERATING AGREEMENT effective January 11, 1989 and executed January 24, 1989, first amended and restated March 28, 1990 (“First Amendment and Restatement”), and subsequently amended and restated November 15, 1991 (“Second Amendment and Restatement”), is by and between WESTMORELAND — LG&E PARTNERS, a Virginia general partnership with its principal office located in Charlottesville, Virginia (“Operator”), as successor in interest to BECKLEY COGENERATION COMPANY, a Delaware limited partnership, and VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office located in Richmond, Virginia, operating in North Carolina as North Carolina Power (“North Carolina Power” or “Company”). As used herein, the term “Original Agreement No. 1” shall refer to the Power Purchase and Operating Agreement as executed on January 24, 1989. The term “Agreement” shall refer to the Second Amendment and Restatement as amended and restated hereby and as the same may hereafter be amended and in effect. Both Operator and North Carolina Power are herein individually referred to as “Party” and collectively referred to as “Parties”.

R E C I T A L S

        WHEREAS, the Company had entered into the Original Agreement No. 1, executed January 24, 1989, with Beckley Cogeneration Company, a partnership whose general partners were Westpower-Beckley L.P., a partnership whose general partner was Westmoreland-Beckley, Inc., Borealis Power Partners, a limited partnership whose general partner was Borealis Power Company, Inc., and S.N.W./Beckley, L.P., a partnership whose general partner was Stone & Webster Beckley Corporation; and

        WHEREAS, such partnership was going to develop an electric generating facility known as The Beckley Project in Beckley, West Virginia; and

        WHEREAS, such partnership chose not to develop such facility in Beckley, West Virginia; and

        WHEREAS, S.N.W./Beckley, L.P. withdrew from the partnership; and

        WHEREAS, Hadson Roanoke Valley, L.P., a California limited partnership whose general partner was Hadson Power 16 Incorporated, bought the interest of Borealis Power Partners; and

        WHEREAS, Westmoreland-Roanoke Valley, L.P., formerly Westmoreland-Beckley, Inc., and Hadson Roanoke Valley, L.P., as Westmoreland-Hadson Partners, planned to own and operate a new generation facility located inside North Carolina Power’s certificated retail service area in Halifax County, North Carolina, with a maximum nameplate rating of 203,250 KVA; such facility in all future correspondence to be identified as the Roanoke Valley Project (or the “Facility”); and

        WHEREAS, the Original Agreement No. 1 was first amended and restated March 28, 1990 pursuant to the First Amendment and Restatement to reflect the above changes; and

        WHEREAS, the First Amendment and Restatement was then amended and restated November 15, 1991 pursuant to the Second Amendment and Restatement; and

        WHEREAS, Hadson Roanoke Valley, L.P., subsequently changed its name to LG&E Roanoke Valley, L.P., whose general partner is LG&E Power 16 Incorporated, and Westmoreland-Hadson Partners subsequently changed its name to Westmoreland — LG&E Partners.

        WHEREAS, the Parties now want to further amend and restate the Agreement; and

        WHEREAS, the Commercial Operations Date occurred on May 29, 1994; and

        WHEREAS, Operator wishes to sell exclusively to North Carolina Power all of the Facility’s Net Electrical Output, such sale to be pursuant to the terms and conditions set forth herein; and

        WHEREAS, North Carolina Power wishes to purchase energy and capacity, which may be dispatched by North Carolina Power pursuant to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter set forth, Operator and North Carolina Power covenant and agree, and amend and restate the Second Amendment and Restatement in its entirety, as follows:

ARTICLE 1: Definitions

        Whenever the following terms appear in this Agreement, whether in the singular or in the plural, present or past tense, they shall have the meaning stated below:

        1.1    “Actual Capacity Factor” — For any Year, the quotient (expressed as a percentage) obtained by dividing: (a) the Delivered Capacity for such Year by (b) the sum of (i) the product of the Maximum Capacity — Summer and the number of hours in the Summer Period during such Year, and (ii) the product of the Maximum Capacity — Winter and the number of hours in the Winter Period during such Year. Notwithstanding the foregoing provisions, (A) the Actual Capacity Factor for each of 1998 and 1999 shall be deemed conclusively to be 91.629% and 85.721%, respectively, and (B) the Actual Capacity Factor for each of 2004, 2009, 2014 and 2019 shall be deemed conclusively to be the quotient obtained pursuant to the calculation in the preceding sentence, plus three percent (3%). Without limiting the generality of the foregoing provisions, the Actual Capacity Factor shall also be calculated for all of the Year 2000.

        1.2    “Annual O&M Capacity Component”— For any Year during which the O&M Capacity Component increases or decreases, the Annual O&M Capacity Component shall be the quotient obtained by dividing (a) the sum of (i) the product obtained by multiplying the O&M Capacity Component in effect as of January 1 of such Year by the number of days from and including January 1 of such Year through the Day preceding the effective date of such increase or decrease, and (ii) the product obtained by multiplying the O&M Capacity Component after giving effect to such increase or decrease by the number of days from and including the effective date of such increase or decrease through the last Day of such Year, by (b) the total number of days in such Year. Notwithstanding the foregoing provisions, the Annual O&M Capacity Component for any Year during which the O&M Capacity Component does not increase or decrease shall equal such O&M Capacity Component.

        1.3    “Average Capacity Factor” — For any Year other than 2000, the average of the Actual Capacity Factor for each of the three (3) preceding Years; provided that in no event shall the Average Capacity Factor be deemed to be less than (a) 86% in any Year from 2001 through 2009, or (b) 85% in 2010 or any Year thereafter during the Initial Term; provided that the minimum Average Capacity Factor, if any, during any Extended Term shall be subject to the mutual agreement of the Parties. Notwithstanding the foregoing provisions, the Average Capacity Factor for each of 2004, 2009, 2014 and 2019 shall be deemed conclusively to be the average referred to in the preceding sentence, plus three percent (3%).

        1.4    “Business Day” — Monday through Friday excluding holidays recognized by North Carolina Power. As of the date of this Agreement, these holidays include New Year’s Day, Martin Luther King’s Birthday, Good Friday, Memorial Day, Fourth of July, Labor Day, Veteran’s Day, Thanksgiving Day, day after Thanksgiving Day, Christmas Eve and Christmas Day. The Day North Carolina Power observes such holidays may be changed by North Carolina Power upon ten (10) Days written notice to Operator.

        1.5    “Calendar Day” or “Day” — A Calendar Day shall be the 24-hour period beginning and ending at 12:00 midnight Eastern Time. The terms Day and Calendar Day may be used interchangeably and shall have the same definition.

        1.6    “Calendar Month” or “Month” — A Calendar Month shall begin at 12:00 midnight on the last Day of the preceding Month and end at 12:00 midnight on the last Day of the current Month. The terms Month and Calendar Month may be used interchangeably and shall have the same definition.

        1.7    “Calendar Quarter” or “Quarter” — A Calendar Quarter shall be a 3-Month period beginning 12:00 midnight on December 31, March 31, June 30, or September 30. The terms Calendar Quarter and Quarter shall be used interchangeably and shall have the same definition.

        1.8    “Calendar Year” or “Year” — A Calendar Year shall be the 12-Month period beginning 12:00 midnight on December 31 and ending at 12:00 midnight on the subsequent December 31. The terms Year and Calendar Year may be used interchangeably and shall have the same definition. Notwithstanding the foregoing provisions, if the Initial Term is canceled, expires or otherwise terminates on any Day other than December 31, the terms Year and Calendar Year shall also be deemed to refer to the time from and including January 1 of such Year through the effective date of such cancellation, expiration or termination for purposes of this Agreement.

        1.9    “Capacity Purchase Payment” — The amount North Carolina Power will pay Operator for Delivered Capacity in accordance with Article 10.

        1.10    “Capacity Purchase Payment Adjustment” — The amount calculated as such in Section 10.15(b).

        1.11    “Capacity Unit Price” — At any time, the quotient obtained by dividing the sum of the applicable Fixed Capacity Component and the applicable O&M Capacity Component by the applicable Average Capacity Factor, expressed in cents/kWh; provided that, at any time during the Years 2004, 2009, 2014 and 2019, the divisor in the foregoing calculation shall be the applicable Average Capacity Factor minus three percent (3%).

        1.12    “Commercial Operations Date” — May 29, 1994.

        1.13    “Delivered Capacity”— The amount of capacity that Operator delivers from the Facility to North Carolina Power, which, for all purposes, shall be deemed to be the sum of (a) the Net Electrical Output that is delivered to North Carolina Power and that, during any Off Peak Hour, does not exceed 101% of the Maximum Capacity — Summer or Maximum Capacity — Winter, as the case may be, expressed in kWh, and (b) during those hours that North Carolina Power (i) has Dispatched the Facility off-line, or to produce Net Electrical Output at less than the applicable Maximum Capacity – Summer or Maximum Capacity — Winter, or (ii) was unable, refused or otherwise failed to receive Net Electrical Output for any reason, including, without limitation, pursuant to Section 7.5, the difference obtained by subtracting the Net Electrical Output actually delivered during such Dispatch, inability, refusal or failure, if any, from the kilowatt-hours that Operator potentially could have delivered if the Facility had operated at the Maximum Capacity – Summer or Maximum Capacity – Winter, as the case may be, during such Dispatch, inability, refusal or failure. For purposes of the preceding sentence, any hour during which Operator increases or reduces the production of Net Electrical Output in response to Dispatch by North Carolina Power shall be deemed for all purposes hereunder to be an hour described in clause (b)(i) of this Section 1.13. Notwithstanding the foregoing provisions, if Operator is first in a Scheduled Outage, Maintenance Outage, or Forced Outage, and North Carolina Power thereafter (A) Dispatches the Facility off-line, or to produce Net Electrical Output at less than the applicable Maximum Capacity – Summer or Maximum Capacity —Winter, or (B) is unable, refuses or otherwise fails to receive Net Electrical Output, then, to the extent, if any, that such Scheduled Outage, Maintenance Outage, or Forced Outage is concurrent with such Dispatch, inability, refusal or failure by North Carolina Power, the Delivered Capacity during such period of concurrence shall only include the Net Electrical Output actually delivered. during such period, as specified in clause (a) of this Section 1.13.

        1.14    “Design Limits” — When the Facility operates in accordance with this Agreement, it is capable of operation over the continuous range from 52,500 kW (summer) and 53,200 kW (winter) (“Minimum Operating Level”) and through a maximum operating level which shall be the Maximum Capacity – Summer or Maximum Capacity – Winter, as the case may be. After the Facility has been off line, it can achieve the levels of operation specified below within the time periods indicated below:

(a)	If the Facility has been off line for less than 8 hours (hot start), it can be resynchronized within 3 hours following notice to start-up and can achieve its Minimum Operating Level within 6 hours following notice to start-up.

(b)	“Effective Date” — If the Facility has been off line between 8 hours and 24 hours (warm start), it can be resynchronized within 7 hours following notice to start-up and can achieve its Minimum Operating Level within 10 hours following notice to start-up.

(c)	If the Facility has been off line for more than 24 hours (cold start), it can be resynchronized within 12 hours following notice to start-up and can achieve its Minimum Operating Level within 15 hours following notice to start-up.

Once the Facility has been synchronized with North Carolina Power’s system and brought to its Minimum Operating Level, its Net Electrical Output may be increased at the rate of 7% of the Minimum Operating Level per minute. If the Facility is operating above its Minimum Operating Level, its Net Electrical Output may be reduced at the rate of 10% of the Minimum Operating Level per minute down to the Minimum Operating Level. The maximum cold starts caused by North Carolina Power shall not exceed 20 per year not including starts after any Facility outages. Minimum run time, at or above the Minimum Operating Level, between shutdowns is twelve (12) hours.

        1.15    “Dispatch” — The right of North Carolina Power, or its exercise, in accordance with Prudent Utility Practices, to schedule and control, directly or indirectly, manually or automatically from any of its division or system operating centers, the generating level of the Facility in order to commence, increase, decrease or cease the delivery of Net Electrical Output pursuant to the conditions set forth in Article 7.

        1.16    “Effective Date”— December 1, 2000, or such later effective date as is approved by the FERC.

        1.17    “Emergency” — A condition or situation which, in the sole judgment of North Carolina Power, affects or will affect North Carolina Power’s ability to meet its obligations to maintain safe, adequate and continuous electric service to North Carolina Power’s customers and/or the customers of any member of NERC.

        1.18    “Energy Purchase Price” — The price per kilowatt hour that North Carolina Power will pay, in accordance with Article 10, Operator for Net Electrical Output delivered to North Carolina Power.

        1.19    “Extended Term” or “Extended Terms” — Shall have the meanings given to such terms in Section 5.2.

        1.20    “FERC” — The Federal Energy Regulatory Commission or any successor thereto.

        1.21    “Facility”— Operator’s generation facility, including land, primary and auxiliary equipment and all transmission equipment, whether owned by Operator or others (except that which is owned by North Carolina Power), installed on Operator’s side of the Interconnection Point, necessary for the delivery of the Net Electrical Output of the Facility and that are not Interconnection Facilities.

        1.22    “Financial Closing”— December 18, 1991, which is .the date on which documents providing funding for the construction of the Facility were executed.

        1.23    “Fixed Capacity Component” — (a) during each of the Years 2000 through 2008, and from and including January 1, 2009 through May 28, 2009, 3.185 cents/kWh, and (b) from and including May 29, 2009 through the end of the Initial Term, 0.822 cents/kWh; provided that the Fixed Capacity Component during any Extended Term shall be subject to the mutual agreement of the Parties.

        1.24    “Forced Outage” — Any unplanned interruption or reduction of Net Electrical Output that is attributable to breakdown or failure of Facility equipment or that, in Operator’s Judgment, is required by safety considerations.

        1.25    “Initial Term” —Shall have the meaning given to such torn in Section 5.1.

        1.26    “Interconnection Facilities” — All the facilities installed by North Carolina Power to enable North Carolina Power to receive Net Electrical Output, or Net Electrical Output and Delivered Capacity, from the Facility, including but not limited to all metering equipment; transmission and distribution lines and associated equipment; transformers and associated equipment on its side of the Interconnection Point; relay and switching equipment; protective devices and safety equipment; and telemetering equipment, wherever located.

        1.27    “Interconnection Point” — The physical point(s) where the Net Electrical Output of the Facility is delivered to the North Carolina Power system at a voltage acceptable to North Carolina Power. This point will be on the high voltage side of the Operator’s step-up transformer.

        1.28    “Interest” — The compensation for the accrual of monetary obligations under this Agreement computed Monthly and prorated daily from the time each such obligation arises based on an annual interest rate equal to the Prime Rate plus two (2) percent. For purposes of this Agreement, Prime Rate shall mean the rate of interest from time to time publicly announced by The Chase Manhattan Bank, NA., (or its successor) at its principal office, presently located at 1 Chase Manhattan Plaza, New York, New York 10081, as its prime commercial lending rate, determined for each obligation to pay interest at the time such obligation arises.

        1.29    “Maintenance Outage”— An interruption or reduction of the Facility’s availability that (i) is not a Forced Outage or a Scheduled Outage, and (ii) Operator elects to take in good faith for the purpose of performing work on the Facility that should not, in the reasonable opinion of Operator, be postponed until the next Scheduled Outage.

        1.30    “Maximum Annual Capacity Payment” — During any Year is the sum of (a) the product of (i) the Maximum Capacity — Summer, (ii) the Maximum Capacity Unit Price, and (iii) the number of hours in the Summer Period during that Year, and (b) the product of (i) the Maximum Capacity — Winter, (ii) the Maximum Capacity Unit Price, and (iii) the number of hours in the Winter Period during that Year. Notwithstanding the foregoing provisions, the Maximum Annual Capacity Payment for the Year 2009 shall be the sum of (a) the product of (i) the Maximum Capacity — Summer, (ii) the applicable Maximum Capacity Unit Price, and (iii) the number of hours in the Summer Period during that Year to which such Maximum Capacity Unit Price applies, and (b) the product of (i) the Maximum Capacity —Winter, (ii) the applicable Maximum Capacity Unit Price, and (iii) the number of hours in the Winter Period during that Year to which such Maximum Capacity Unit Price applies. Notwithstanding the foregoing provisions, the Maximum Annual Capacity Payment for each of the Years 2004, 2009, 2014 and 2019 shall be deemed conclusively to be the amount derived from the foregoing calculations for such Year, plus the aggregate amount of the additional payments for such Year provided for in Section 10.15(c) hereof.

        1.31    “Maximum Capacity Summer” — The amount of capacity designated as such in Section 11.1.

        1.32    “Maximum Capacity — Winter” — The amount of capacity designated as such in Section 11.1.

        1.33    “Maximum Capacity Unit Price” — During any Year, is the sum of the Fixed Capacity Component for such Year, and the Annual O&M Capacity Component for such Year, expressed in cents/kWh. Notwithstanding the foregoing provisions, there shall be two (2) Maximum Capacity Unit Prices for the Year 2009, one applicable to the time from and including January 1, 2009 through May 28, 2009 and calculated using the Fixed Capacity Component in effect at that time, and the second applicable to the time from and including May 29, 2009 through December 31, 2009 and calculated using the Fixed Capacity Component in effect at that time.

        1.34    "NCUC" - The North Carolina Utility Commission or any successor thereto.

        1.35    “NERC” — The North American Electric Reliability Council, including any successor thereto and subdivisions thereof.

        1.36    “Net Electrical Output” — All of the Facility’s generating output made available for sale; such Net Electrical Output shall be measured by the North Carolina Power-owned metering (on a kilowatt-hour basis) that would be located both (i) on the high voltage side of the Operator’s step-up transformer and (ii) on the North Carolina Power owned side of the Interconnection Point

        1.37    “O&M Capacity Component” — 2.160 cents/kWh in 2000 dollars, which shall be increased or decreased, as appropriate, on April 1, 2001 and on each April 1 thereafter by the percentage change in the Gross Domestic Product Implicit Price Deflator Index first published for the previous Calendar Year as specified by the US Department of Commerce, or such other organization as the Parties may mutually agree.

        1.38    “Off Peak Hours”— During the periods March 1 through June 14 and September 16 through November 30, those hours from 2200 hour to 0600 hour Monday through Friday and all day Saturday and Sunday.

        1.39    “Prudent Electrical Practices” — The practices, methods and use of equipment required to protect North Carolina Power’s system, employees, agents, and customers from malfunctions occurring at the Facility and to protect the Facility, and Operator’s employees and agents at the Facility, from malfunctions occurring on North Carolina Power’s system or on any other electric utility with which North Carolina Power is directly or indirectly electrically connected, and to adhere to applicable industry codes, standards, and regulations.

        1.40    “Prudent Utility Practices” — The practices generally followed by the electric utility industry, as changed from time to time, which generally include, but are not limited to, engineering and operating considerations.

        1.41    "PURPA" - The Public Utility Regulatory Policies Act of 1978.

        1.42    “Qualifying Facility”or “QF” — A cogeneration facility or a small power production facility which is a Qualifying Facility under Subpart B of Subchapter K, Part 292 of Chapter I, Title 18, Code of Federal Regulations, promulgated by the FERC. Such a facility must be “new capacity” pursuant to PURPA, construction of which began on or after November 9, 1978.

        1.43    “SCC” — The State Corporation Commission of Virginia or any successor thereto.

        1.44    “Scheduled Outage” — A planned interruption of the Facility’s generation exceeding seven (7) consecutive Days that is required or recommended in Operator’s sole discretion, for inspection, preventive maintenance, corrective maintenance or repair or replacement of equipment and that is scheduled as such pursuant to the provisions of Section 7.2.

        1.45    “Summer Period” —The Summer Period shall be the six (6) Month period beginning 12:00 midnight on March 31 and ending at 12:00 midnight on the following September 30.

        1.46    “Term” —Shall have the meaning given to such term in Section 5.1.

        1.47    “Tracking Account” — A notional account in which amounts are added and subtracted as provided in Section 10.15(b).

        1.48    “Winter Period” —The Winter Period shall be the six (6) Month period beginning 12:00 midnight on September 30 and ending at 12:00 midnight on the following March 31. Any references in this Agreement to specific Sections shall be deemed to be references to Sections of this Agreement, unless the context requires otherwise.

ARTICLE 2: Sale and Purchase of Energy and Capacity

        2.1    Operator agrees to sell, and North Carolina Power agrees to purchase, the Net Electrical Output of the Facility, but only to the extent that the Facility is Dispatched by North Carolina Power, and subject to the terms and conditions of this Agreement.

        2.2    Operator agrees to sell, and North Carolina Power agrees to purchase, Delivered Capacity from the Facility, subject to the terms and conditions of this Agreement.

        2.3    The Parties agree that Operator has fulfilled its obligation to provide the information, documentation and other materials required pursuant to Section 2.3 of the Second Amendment and Restatement.

        2.4    Operator has provided North Carolina Power, within ninety (90) Days after the Commercial Operations Date, a copy of a completion certificate issued by a widely recognized engineering firm that was acting as unaffiliated independent engineer for the lenders representing to the lenders, after construction was substantially completed, that the constructed Facility, if maintained in accordance with Prudent Electrical Practices, Prudent Utility Practices, and the terms of this Agreement could be reasonably expected to have a useful life at least equal to the Initial Term.

        2.5    The information, documentation and other materials referred to in Section 2.3 are for North Carolina Power’s use in administering this Agreement only.

ARTICLE 3: Notices

        3.1    Any notice or communication required to be in writing hereunder shall be given by any of the following means: registered, certified, or first class mail, ground or air courier, telex, telecopy, or telegram. Such notice or communication shall be sent to the respective Parties at the address listed below. Except as expressly provided herein, any notice shall be deemed to have been given when sent. Any notice given by first class mail shall be considered sent at the time of posting and, if sent by ground or air courier, such notice shall be deemed sent one business Day after delivery to the courier. Communications by telex, telecopy, or telegram shall be deemed given when confirmed by telecopy machine report indicating satisfactory transmission and shall be followed up by depositing a copy of the same in the post office for transmission by registered, certified, or first class mail in an envelope properly addressed as follows:

In the case of Operator to:

Westmoreland - Roanoke Valley, L.P. c/o WEI - Roanoke Valley, Inc. 2 North Cascade Avenue, 14th Floor Colorado Springs, Colorado 80903 Attn: President

With copy to:

LG&E Roanoke Valley, L.P. c/o LG&E Power 16 Incorporated 12500 Fair Lakes Circle, Suite 350 Fairfax, Virginia 22033-3804 Attn: President

In the case of North Carolina Power to:

Virginia Electric and Power Company (if by hand) Director - Capacity Acquisition One James River Plaza 701 East Cary Street, 15th Floor Richmond, Virginia 23219

Virginia Electric and Power Company (if by mail) Director - Capacity Acquisition P.O. Box 26666 Richmond, Virginia 23261

        3.2    Either Party may, by prior written notice to the other, change the representative or the address to which such notices and communications are to be sent.

ARTICLE 4: Pre- and Post-Operation Period

        4.1    Operator shall, at its expense, acquire, and maintain in effect, from the FERC and from any and all other federal, state, and local agencies, commissions and authorities with jurisdiction over Operator and/or the Facility, all permits, licenses, and approvals, and complete or have completed all environmental impact studies necessary as follows:

(a)	For the construction, operation, and maintenance of the Facility,

(b)	For Operator to perform its obligations under this Agreement,

(c)	To obtain and maintain certification as a Qualifying Facility, until the Commercial Operations Date. If in the future (i) there is no QF certification available under PURPA, FERC regulations or any similar statute or regulations; (ii) PURPA, the FERC regulations or similar statutes or regulations alter the requirements for maintenance of QF certification for the Facility by imposing significant new criteria or procedures which are more stringent than criteria or procedures in effect on November 15, 1991; or (iii) Operator elects, after the Commercial Operations Date, to change from QF status to Exempt Wholesale Generator (EWG) status, then Operator shall not be obligated to maintain QF certification. However if Operator does not maintain QF certification. then Operator agrees to obtain approval of any state or federal agencies flooded for this Agreement if it is deemed a wholesale electric contract (for example, under Section 205 of the Federal Power Act). Operator covenants that it shall use its best efforts to obtain such approvals. Operator agrees not to elect dropping QF status under item (iii) above unless all such approvals are obtained. Notwithstanding the foregoing provisions, the Parties hereby acknowledge that Operator previously elected to change from QF status to Exempt Wholesale Generator status and, in connection therewith, has obtained all such necessary approvals.

        4.2    Not used.

        4.3    Operator has provided North Carolina Power with generator manufacturer’s capability curves, relay types, and proposed relay settings for review and inspection by North Carolina Power, and, within sixty (60) Days of receiving such material, North Carolina Power informed Operator, in writing, that the proposed relay types and relay settings were acceptable. Operator also has provided North Carolina Power with Facility design heat balance diagram, flow diagrams, Automatic Generation Control logic, and major equipment list for review. Operator shall notify North Carolina Power of any changes to any information provided in this Section in a timely manner.

        4.4    Operator and North Carolina Power have mutually developed written pre-commercial operations and post-commercial operations operating procedures consistent with the terms and conditions of this Agreement. The operating procedures discussed in this Section 4.4 are intended as a guide and shall be limited to how the Operator’s Facility and output are integrated into North Carolina Power’s bulk electric system. Topics covered include, but are not necessarily limited to, method of day-to-day communications; key personnel list for both Operator and utility operating centers; clearances and switching practices; outage scheduling; daily capacity and energy reports; unit operations log; and reactive power support.

        4.5    North Carolina Power prepared and submitted to Operator a written voltage schedule, North Carolina Power may change such voltage schedule upon thirty (30) Days prior written notice to Operator. Operator shall use such voltage schedule in the operation of its Facility. This voltage schedule shall be based on the normally expected operating conditions for the Facility and the reactive power requirements of North Carolina Power’s system.

ARTICLE 5: Term and Termination

        5.1    The Initial Term of this Agreement is for a period of twenty-five (25) years commencing with the Commercial Operations Date, unless extended under this Article 5, terminated, or canceled. The Initial Term, as extended under this Article 5 during any Extended Term, is sometimes hereafter referred to as the “Term.” In the event a Force Majeure condition delays a Party’s performance as stipulated in Article 14 of this Agreement after the Commercial Operations Date, then North Carolina Power may at its sole option extend the Term of this Agreement a period of time equal to the Force Majeure delay. North Carolina Power must provide the Operator a notice of its intent to extend this Agreement no less than 2 years prior to the end of the Initial Term, unless such Force Majeure occurs less than 2 years from the end of the Initial Term, in which case such notice must be provided to Operator by North Carolina Power sixty (60) Days after the end of the Force Majeure delay period.

        5.2    This Agreement may be extended for periods of up to five (5) years each (individually, an “Extended Term” and, collectively, the “Extended Terms”), provided that two (2) years prior to the end of the Initial Term, or any subsequent Extended Term, as the case may be, the Parties agree in writing to such extension.

        5.3    If either Party defaults under this Agreement, then the non-defaulting Party shall give the defaulting Party written notice describing such default. The defaulting Party shall be given sixty (60) Days from the receipt of such notice to cure such default. However, if the default cannot be cured within sixty (60) Days with the exercise of reasonable diligence, then the non-defaulting Party shall grant an additional reasonable period of time to cure such default, if the default is an Operator default. If the defaulting Party fails to cure such default within the prescribed period of time, then the non-defaulting Party may, in addition to any other rights or remedies available at law or in equity, immediately terminate this Agreement and consider defaulting Party in material breach of its obligations under this Agreement. Any of the following conditions shall be considered defaults by Operator under this Section 5.3, including without limitation:

(a)	Failure to comply with the requirements of Section 13.4; or

(b)	Unless excused by Force Majeure as specified in Article 14, abandonment of operation of the Facility at any time; or

(c)	Attempts by Operator, its employees, contractors or subcontractors of any tier, to operate, maintain, or tamper with the Interconnection Facilities without the prior written consent of North Carolina Power.

        5.4    Termination of this Agreement shall not be construed as a forfeiture or waiver of any statutory right of a Qualifying Facility to sell to North Carolina Power non-firm energy produced from the Facility.

ARTICLE 6: Representations and Warranties of Operator

        6.1    Operator represents and warrants that, as of December 1, 1990 and at all times thereafter during the Term of this Agreement, Operator will have a reliable supply of fuel of quality and in quantity sufficient to deliver energy and capacity as provided hereunder. From time to time, as North Carolina Power may reasonably request, Operator shall provide North Carolina Power evidence of its compliance with this obligation. Alternate supplies of fuel will be considered in determining whether Operator has a reliable supply of fuel.

        6.2    Operator warrants that the Facility will be operated and maintained in accordance with (i) operating procedures developed pursuant to Section 4.4, (ii) generally accepted Prudent Utility Practices, including without limitation, synchronizing, voltage and reactive power control, and (iii) generally accepted Prudent Electrical Practices.

        6.3    Operator warrants that the Facility will be operated in such a manner so as not to have an adverse effect on North Carolina Power’s voltage level or voltage waveform.

        6.4    Operator warrants that the Facility will be operated at the voltage levels determined pursuant to Section 4.5, provided such operation is within the Design Limits.

        6.5    Operator shall, at all times, conform to all laws, ordinances, rules and regulations applicable to it. Operator shall give all required notices, shall procure and maintain all governmental permits, licenses and inspections necessary for its performance of this Agreement, and shall pay all charges and fees in connection therewith.

        6.6    Operator agrees to comply with all applicable provisions, and successor provisions thereto, of Executive Order 11246, as amended; § 503 of the Rehabilitation Act of 1973, as amended; § 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended; and implementing regulations sot forth in 41 C.F.R, §§ 60-1, 60-250, and 60-741 and the applicable provisions relating to the utilization of small and minority business concerns as set forth in 15 U.S.C. § 637, as amended. Operator agrees that the equal opportunity clause set forth in 41 C.F.R. § 60-1.4 and the affirmative action clauses set forth in 41 C.F.R. § 60-250.4 and 41 C.F.R. § 60-741.4 and the clauses relating to the utilization of small and minority business concerns set forth in 15 U.S.C. § 637(d)(3) and 48 C.F.R. § 52-219-9 are hereby incorporated by reference and made a part of this Agreement. Operator will adopt and comply with a small business and small disadvantaged business subcontracting plan which will conform to ..the requirements set forth in 15 U.S.C. § 637(d)(6). The provisions of this section shall apply to Operator only to the extent that (i) such provisions are required of Operator under existing law, (ii) Operator is not otherwise exempt from said provisions and (iii) compliance with said provisions is consistent with and not violative of 42 U.S.C. §2000e et seq., 42 U.S.C. § 1981 et seq., or other acts of Congress.

        6.7    Any fines or other penalties incurred by Operator or its agents, employees or subcontractors for noncompliance by Operator, its employees, or subcontractors with laws, rules, regulations or ordinances shall not be reimbursed by North Carolina Power but shall be the sole responsibility of Operator. If fines, penalties or legal costs are assessed against North Carolina Power by any government agency or court due to noncompliance by Operator with any of the laws, rules, regulations or ordinances referred to in Sections 6.5 and 6.6 above or any other laws, rules, regulations or ordinances with which compliance is required herein, or if the work of Operator or any part thereof is delayed or stopped by order of any government agency or court due to Operator’s noncompliance with any such laws, rules, regulations or ordinances, Operator shall indemnify and hold harmless North Carolina Power against any and all fines or penalties imposed on North Carolina Power clearly attributable to the solo failure of Operator to comply therewith. Operator shall also reimburse North Carolina Power for any and all legal or other expenses (including attorneys’ fees) reasonably incurred by North Carolina Power in connection with such fines or penalties.

        6.8    The Operator and general partners of Operator hereby represent and warrant that:

(a)	(i) The Operator is a partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; (ii) the general partners of Operator are Westmoreland-Roanoke Valley, L.P., a limited partnership whose general partner is WEI-Roanoke Valley, Inc., both of which are duly organized, validly existing and in good standing under the laws of the State of Delaware, and LG&E Roanoke Valley, L.P., a limited partnership whose general partner is LG&E Power 16 Incorporated, both of which are duly organized, validly existing and in good standing under the laws of the State of California. Operator and the general partners of Operator are or will be qualified to do business in North Carolina and in each other jurisdiction where the failure so to qualify would have a material adverse effect upon their business or financial condition; and each has all requisite power and authority to conduct its business, to own its properties, and to execute, to deliver, and to perform its obligations under this Agreement.

(b)	The execution, delivery and performance by the Operator of this Agreement have been duly authorized by all necessary partnership or corporate action as applicable, and do not and will not (i) require any consent or approval of the Operator’s Board of Directors, partners or shareholders as applicable, other than that which has been obtained (evidence of which shall be, if it has not heretofore been, delivered to North Carolina Power), (ii) violate any provisions of the Operator’s corporate bylaws or other organic documents, any indenture, contract or agreement to which it is a party or by which it or its properties may be bound, or any law, rule, regulation, order, writ, judgement, injunction, decree, determination, or award presently in effect having applicability to the Operator, or (iii) result in a breach or constitute a default under the Operator’s corporate bylaws, other organic documents or other material indentures, contracts, or agreements, and the Operator is not in default under its corporate bylaws or other organic documents or other material indentures, contracts, or agreements to which it is a party or by which it or its property may be bound.

(c)	No authorizations or approval by any governmental or other official agency is necessary for the due execution and delivery by the Operator of this Agreement as in effect on the date of this Agreement.

(d)	This Agreement is a valid and binding obligation of the Operator.

(e)	There is no pending or threatened action or proceeding affecting the Operator before any court, governmental agency or arbitrator that could reasonably be expected to affect materially and adversely the financial condition or operations of the Operator or the ability of the Operator to perform its obligations hereunder, or which purports to affect the legality, validity or enforceability of this Agreement (as in effect on the date of this Agreement).

        6.9    Not used.

        6.10    Operator agrees that, upon request of North Carolina Power, it shall deliver or cause to be delivered from time to time to North Carolina Power certifications of its officers, accountants, engineers, or agents as to such matters directly related to Operator’s ability to perform its obligations under this Agreement as North Carolina Power may reasonably request.

        6.11    The general partners of Operator agree to preserve and keep in force and effect Operator’s and their own corporate existence (if applicable) and all franchises, licenses and permits necessary to the proper conduct of its business, including without limitation the business of constructing, owning and operating the Facility.

        6.12    Operator will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, in accordance with generally accepted accounting principles consistently applied. From time to time through the Term of this Agreement, but no more frequently than annually, North Carolina Power, at Operator’s cost, shall have the right to designate an independent public accounting firm to conduct a review of the Operator’s auditor’s audit of the books and records of Operator under a confidentiality agreement with Operator to the limited extent necessary (i) to verify that they are being kept in accordance with generally accepted accounting principles, and (ii) to advise North Carolina Power of the financial condition of Operator and that Operator is not in default under any loan agreements, transmission agreements or fuel supply agreements. Operator shall make all pertinent records available at its office at Charlottesville, Virginia during normal business hours.

        6.13    Operator will provide to North Carolina Power, on a Monthly basis, a statement of the total quantity and total delivered cost of all fuel consumed in the Facility.

ARTICLE 7: Control and Operation of the Facility

        7.1    Operator shall inform the North Carolina Power operations center designated in the interconnection study performed pursuant to Article 8 as to the daily operating schedule and generation capability of its Facility, including, without limitation, during any Forced Outage. In addition, by the 5th of each Month after the first Month after the Commercial Operations Date, Operator shall provide North Carolina Power with Facility performance and events data for the preceding Month in a format consistent with the most current NERC Generating Availability Data Systems (“GADS”) reporting standards. Event reporting terminology and definitions under the NERC GADS reporting standards do not modify the terms of this Agreement.

        7.2    Operator shall submit to North Carolina Power, in writing, by September 1 of each Year, its planned Scheduled Outage periods for the next Year. Operator may modify its Scheduled Outage periods by notifying North Carolina Power. of any such modifications at least ninety (90) Days (or less if North Carolina Power agrees) in advance. Such Scheduled Outages shall not exceed 30 Days in each Year, except for those Years where major maintenance overhauls are planned. Operator may only schedule major maintenance overhauls to occur in 2004, 2009, 2014 and 2019, unless mutually agreed otherwise. During such major maintenance overhaul years, Scheduled Outages shall not exceed 42 Days. North Carolina Power shall have the right to approve the start date of any Scheduled Outage, such approval not to be unreasonably withheld, delayed or conditioned, and, in any event, shall notify Operator of such approval or disapproval no later than the October 31 next following the submission by Operator of its planned Scheduled Outage periods for the next Year. At least thirty (30) days prior to any Scheduled Outage, Operator shall provide North Carolina Power with whatever schedule for such Scheduled Outage that Operator then has. Operator shall not schedule a Scheduled Outage during the Months of December, January, February or during the period from June 15 through September 15 of any Year without the prior written consent of North Carolina Power. In addition to Scheduled Outages, Operator is entitled to an unlimited number of Maintenance Outages and Forced Outages during any Year. Operator shall provide North Carolina Power with forty-eight (48) hours advance notice, or such lesser notice as is practicable under the circumstances, of the timing and estimated duration of any Maintenance Outage, and shall provide North Carolina Power with such notice as is practicable under the circumstances of the occurrence and estimated duration of any Forced Outage. Each such notice shall identify, to the extent then known by Operator, the equipment involved in such outage and the capacity that will not be available for Dispatch. During any such outage, Operator shall notify North Carolina Power promptly of any material changes in the notice information previously provided to North Carolina Power. The Parties shall work together in good faith to coordinate the start date of any Maintenance Outage. If North Carolina Power reasonably requests Operator to return all or part of that portion of the Facility that is affected by a Maintenance Outage or Forced Outage, as the case may be, to operational status, Operator shall complete its maintenance and repair work as soon as reasonably practical.

        7.3    North Carolina Power shall have the right, upon six (6) months prior written notice, to revise the six (6) Months during which Operator shall not, unless mutually agreed, schedule a Scheduled Outage.

        7.4    Each Party shall keep complete and accurate records and all other data required by each of them for the purposes of proper administration of this Agreement.

(a)	All such records shall be maintained for a minimum of five (5) years after the creation of such record or data and for any additional length of time required by regulatory agencies with jurisdiction over the Parties; provided, however, that Operator shall not dispose of or destroy any such records even after the five (5) years without thirty (30) Days prior notice to North Carolina Power.

(b)	Operator shall maintain an accurate and up-to-date operating log at the Facility with records of: (i) real and reactive power production for each clock hour, (ii) changes in operating status, Scheduled Outages and Forced Outages; and (iii) any unusual conditions found during inspections and operations.

(c)	Either Party shall have the right from time to time, upon fourteen (14) Days written notice to the other Party, to examine the relevant records and data of the other Party relating to this Agreement at any time during the period the records are required to be maintained.

(d)	North Carolina Power shall have the right to monitor Operator’s operation and maintenance practices regarding the Facility and to conduct physical inspections of the Facility at reasonable intervals; provided that North Carolina Power shall not conduct such inspections more frequently than once every Calendar Quarter, except during any Facility outage. Operator shall consider all reasonable requests by North Carolina Power resulting from such monitoring and inspections. Operator shall cooperate in such operations and maintenance reviews and physical inspections of the Facility as may be reasonably requested by North Carolina Power. North Carolina Power’s reviews and inspections of the Facility and recommendations as a result thereof shall not be construed as endorsing the design thereof nor as any warranty of the safety, durability or reliability of the Facility.

        7.5    Subject to the provisions of this Agreement, North Carolina Power can Dispatch the Facility, and make changes in Dispatch, but only to the extent consistent with the Design Limits. Subject to the provisions of this Agreement, Operator shall control and operate the Facility consistent with North Carolina Power’s Dispatch of the Facility; provided, however, that from time to time North Carolina Power shall not be obligated to accept or receive, and may require Operator to reduce or cease the delivery of, Net Electrical Output if:

(a)	North Carolina Power has declared a system Emergency;

(b)	Force Majeure prevents North Carolina Power from receiving the Net Electrical Output;

(c)	It is necessary to construct, install, maintain, repair, replace, remove, investigate, inspect or test any part of the Interconnection Facilities or any other affected part of North Carolina Power’s system; or

(d)	For any other reason consistent with Prudent Electrical Practices or Prudent Utility Practices.

North Carolina Power will make a reasonable effort to notify and coordinate such reductions and cessations of delivery of Net Electrical Output to North Carolina Power with Operator. If North Carolina Power requires Operator to reduce or cease the delivery of Net Electrical Output in any of the circumstances described in clauses (b), (c) or (d) of this Section 7.5, North Carolina Power shall provide Operator with forty-eight (48) hours prior notice thereof, or such lesser notice as is practicable under the circumstances. Any reduction or cessation in the delivery of Net Electrical Output to North Carolina Power required of Operator hereunder shall be implemented and completed as soon as possible consistent with Prudent Utility Practices.

        7.6    When North Carolina Power Dispatches the Facility off-line pursuant to the provisions of Section 7.5, North Carolina Power will provide Operator with an estimate, to the nearest hour, of when the Facility can commence the delivery of Net Electrical Output. North Carolina Power will provide Operator with twenty (20) minutes notice of changes in operating levels to be achieved by the Facility, except that when the Facility is operated with Automatic Generation Control, North Carolina Power shall not be required to provide such notice.

        7.7    Operator shall employ qualified personnel for operating and monitoring the Facility and for maintaining communications between the Facility and North Carolina Power and shall ensure that such personnel are on duty at all times, twenty-four (24) hours a Day and seven (7) Days a week. During Scheduled Outages, Maintenance Outages, Forced Outages or any event of Force Majeure, Operator shall only be required to ensure that personnel are on duty to respond to North Carolina Power requests.

        7.8    The Parties recognize that North Carolina Power is a member of NERC and that, to ensure continuous and reliable electric service, North Carolina Power operates its system in accordance with the operating criteria and guidelines of NERC. If an Emergency is declared, North Carolina Power’s operations center will notify Operator’s personnel and, if requested by North Carolina Power, Operator’s personnel shall place the Net Electrical Output within the exclusive control of North Carolina Power’s operations center for the duration of such Emergency. Without limiting the generality of the foregoing, North Carolina Power’s operations center may require Operator’s personnel to raise or lower production of energy generated by the Facility to maintain safe and reliable load levels and voltages on North Carolina Power’s transmission and/or distribution system; provided, however, any changes in the level of the Net Electrical Output required of Operator hereunder shall be implemented in a manner consistent with safe operating procedures and within the Facility’s Design Limits.

        7.9    Operator shall cooperate with North Carolina Power in establishing Emergency plans, including without limitation, recovery from a local or widespread electrical blackout; voltage reduction in order to effect load curtailment; and other plans which may arise. The Operator shall make technical references available concerning start-up times, black-start capabilities and minimum load-carrying ability.

        7.10    Operator shall, during an Emergency, supply such power as the Facility is able to generate within its Design Limits and North Carolina Power is able to receive. If Operator has a Scheduled Outage or any other outage, and such Scheduled Outage or other outage occurs or would occur coincident with an Emergency, Operator shall make all good faith efforts to reschedule the Scheduled Outage or other outage, or, if the Scheduled Outage or other outage has begun, to expedite the completion thereof.

        7.11    Operator shall operate the Facility with its speed governor and voltage regulator in-service whenever the Facility is connected to or operated in parallel with the North Carolina Power system at the sole discretion of North Carolina Power. The Parties recognize that the Automatic Generation Control (AGC) equipment at the Facility is not operational as of the Effective Date. Within ninety (90) Days after written notice from North Carolina Power to do so, Operator shall make such AGC equipment operational and thereafter shall operate the Facility with such AGC equipment in-service, subject to Prudent Utility Practices, whenever the Facility is connected to or operated in parallel with the North Carolina Power system at the sole discretion of North Carolina Power. If North Carolina Power subsequently directs Operator to operate the Facility with such AGC equipment out-of-service, North Carolina Power may thereafter re-direct Operator to operate the Facility with such AGC equipment in-service, but only after giving Operator such advance notice as shall be reasonable under the circumstances. Operator shall have its protective relays recalibrated and operationally checked at least once every two years by a person qualified to perform such service and shall give North Carolina Power ten (10) Days prior notice of such recalibrations and checks. North Carolina Power may have a person present at such checks. North Carolina Power shall be notified by Operator of the results of those operational checks.

ARTICLE 8: Interconnection

        8.1    North Carolina Power had the Interconnection Facilities completed and capable of transmitting electricity to and from the Facility by August 1, 1993.

        8.2    Operator shall be responsible for the design, construction, installation, maintenance and operation of the Facility and any auxiliaries and interconnection equipment at the Facility that interfaces with North Carolina Power’s equipment located at the Facility. Operator shall also be responsible for the delivery of the Facility’s Net Electrical Output to the Interconnection Point.

        8.3    If it is determined in the interconnection study performed by North Carolina Power pursuant to Sections 8.6 below that the North Carolina Power owned metering facilities (which may include current and potential transformers and telemetering equipment) should be installed on Operator’s property, Operator shall be responsible for the installation of such metering facilities which would be provided to Operator by North Carolina Power. The installation of any North Carolina Power owned metering facilities on Operator’s side of the Interconnection Point shall be subject to North Carolina Power’s approval, which approval shall not be unreasonably withheld.

        8.4    North Carolina Power, shall be responsible for the design, construction, installation (except as provided in Section 8.3), maintenance and ownership of the Interconnection Facilities.

        8.5    Not used.

        8.6    North Carolina Power performed and provided to Operator an interconnection study. The interconnection study (i) determined the Interconnection Point and the time required to complete the Interconnection Facilities and (ii) designated the North Carolina Power operations center that coordinates the operation of the Facility.

        8.7    Not used.

        8.8    North Carolina Power constructed the Interconnection Facilities in accordance with the design determined in the interconnection study performed pursuant to Section 8.6.

        8.9    North Carolina Power reserves the right to modify or expand its requirements for protective devices to conform with Prudent Electrical Practices.

        8.10    Each Party shall notify the other in advance of any changes to its system that will affect the proper coordination of protective devices on the two systems.

ARTICLE 9: Metering

        9.1    North Carolina Power shall own and maintain all meters and metering devices (including remote terminal units) used to measure the delivery and receipt of Net Electrical Output, or Net Electrical Output and Delivered Capacity, for payment purposes. Nothing in this Agreement shall prevent Operator from installing meters and metering devices for backup purposes.

        9.2    Operator shall provide at its expense:

(a)	For the purpose of telemetering, a telecommunication circuit to the operations center designated by North Carolina Power.

(b)	A voice telephone extension for the purpose of accessing North Carolina Power’s dial-up metering equipment and for communicating with the designated North Carolina Power operations center.

(c)	An extension of North Carolina Power’s System Operations Center’s PBX system in the control room of the Facility.

(d)	Equipment to transmit and receive telecopies for the purpose of administering this Agreement.

Items provided by Operator in accordance with this Section 9.2 shall be subject to the approval of North Carolina Power, which approval shall not unreasonably be withheld.

        9.3    All meters and metering equipment used to determine the Net Electrical Output, or Net Electrical Output and Delivered Capacity, delivered to North Carolina Power shall be sealed, and the seals broken only by North Carolina Power personnel when the meters are to be read, inspected, tested, or adjusted. North Carolina Power shall give Operator two (2) weeks prior written notice whenever North Carolina Power is going to inspect, test or adjust meters, and Operator shall have the right to be present.

        9.4    On a regular schedule and, in addition, upon two (2) weeks prior written notice by Operator, North Carolina Power will test the meter(s) in accordance with the provisions for meter testing in North Carolina Power’s approved Terms and Conditions for Supplying Electricity as filed with the NCUC at the time the test is performed. Operator may have a representative present during any metering inspection, test, or adjustment. When, as a result of such a test, a meter is found to be no more than two (2) percent fast or slow because of incorrect calibration or tampering, no adjustment will be made in the amount paid to Operator for Net Electrical Output, or Net Electrical Output and Delivered Capacity, delivered to North Carolina Power. If the meter is found to be more than two (2) percent fast or slow, North Carolina Power will calculate the correct amount delivered to North Carolina Power for the actual period during which inaccurate measurements were made or, if the actual period cannot be determined to the mutual satisfaction of the Parties, for a period equal to one-half of the time elapsed since the most recent test, but in no case for a period in excess of twelve (12) months. The previous payments by North Carolina Power for this period shall be subtracted from the amount of payments that are calculated to have been owed under this Agreement. The difference shall be offset against or added to the next payment to either Party as appropriate under this Agreement or other agreements between the Parties. The percentage registration of a meter will be calculated by the “weighted average”of light load and full load, which is calculated by giving a value of one (1) to the light load and a value of four (4) to the full load.

        9.5    Whenever it is found that, for any reason other than incorrect calibration or tampering, the metering apparatus has not registered the true amount of electricity which has been delivered by Operator to North Carolina Power, the electricity delivered during the entire period of incorrect registration shall be estimated, and the amount of electricity so estimated will be used in calculating the corrected amounts to be paid to Operator. The adjusted amount will be for the actual period during which inaccurate measurements were made or, if the actual period cannot be determined to the mutual satisfaction of the Parties, for a period equal to one-half of the time elapsed since the most recent test of the metering apparatus, but in no case for a period in excess of twelve (12) Months. Any overpayments or underpayments by North Carolina Power for Net Electrical Output, or Net Electrical Output and Delivered Capacity, delivered by Operator to North Carolina Power shall be corrected in the manner described in Section 9.4.

ARTICLE 10: Compensation. Payment, and Billings

        10.1    The Operator shall be compensated for the Net Electrical Output of the Facility on a per kWh basis at a rate equal to the Energy Purchase Price. The Energy Purchase Price is composed of the Fuel Compensation Price, specified in Sections 10.2 through 10.7 below, and the O&M Price specified in Section 10.14.

        10.2    The Base Fuel Compensation Price, BFCP, for Net Electrical Output received from the Facility shall be 0.280 cents/kWh, effective October 1, 2000. The Base Fuel Compensation Price shall be subject to adjustment only as specified herein.

        10.3    For the purpose of this Section, the following terms, whether in the singular or in the plural, shall have the meaning stated below:

(a)	Base Index — The GDP Implicit Price Deflator Index for the 2nd Quarter of 2000 as first published by the US Department of Commerce equal to 106.8. (Base year 1996 = 100)

(b)	Reference Index — The GDP Implicit Price Deflator Index first published for the 2nd Calendar Quarter prior to the Quarter for which the Fuel Compensation Price is being determined.

Should the index specified herein be discontinued, an index specified by the appropriate government agency as the replacement index, if any, shall be used. If no replacement index is specified, a new index which most accurately reflects changes for the applicable cost component shall be substituted by agreement of the Parties. If the basis of the calculation of the index specified herein is substantially modified, the index as modified may continue to be used or another index may be substituted by agreement of the Parties. A change in the base year reporting basis, minor changes in weighting, and minor changes in benchmarks shall not be construed as substantial modification to the index, and the affected values shall be established in accordance with the instructions issued by the appropriate government agency.

        10.4    At least two (2) weeks prior to the beginning of each Calendar Quarter, the Fuel Compensation Price that will be effective during that Calendar Quarter shall be calculated as follows:

         Fuel Compensation Price =  Reference Index   X BFCP
                                   -----------------
                                      Base Index

        10.5    Not used.

        10.6    Operator may, with at least two (2) weeks prior written notice, specify, revise, or revoke a discount to the Fuel Compensation Price to be used in the following Calendar Month. This discount shall then be applied against the Fuel Compensation Price as calculated herein, and the resultant price will be used in lieu of the Fuel Compensation Price for the purposes of establishing the Energy Purchase Price used for payments. When no such specification, revision or revocation is made, the undiscounted Fuel Compensation Price shall be used for said purposes. This discount will be effective, in the form specified in the Operator’s notice, until Operator provides further notice as specified in this Section 10.6, except, however, that such discount shall be effective for at least one Calendar Month. The resultant discounted Fuel Compensation Price shall not exceed the undiscounted Fuel Compensation Price calculated in accordance with this Article 10.

        10.7    North Carolina Power agrees to pay for Net Electrical Output delivered prior to the Commercial Operations Date at the rate set forth in this Article 10.

        10.8    Not used.

        10.9    Not used.

        10.10    Not used.

        10.11    Not used

        10.12    Not used

        10.13    Not used

        10.14    North Carolina Power shall also pay Operator, on a per kWh basis, a variable operation and maintenance adjustment. This O&M Price shall be 0.240 cents/kWh in 2000 dollars and shall be increased or decreased, as appropriate, on April 1, 2001 and on each April 1 thereafter by the percentage change in the Gross Domestic Product Implicit Price Deflator Index first published for the previous Calendar Year as specified by US Department of Commerce, or such other organization as the Parties may mutually agree.

        10.15    North Carolina Power shall pay Operator for Delivered Capacity a Capacity Purchase Payment plus any Capacity Purchase Payment Adjustment, as follows:

(a)	The Capacity Purchase Payment shall be payable monthly and shall be the product of the applicable (i) Delivered Capacity (expressed in kWh) and (ii) Capacity Unit Price; provided that, for each of the Years 2004, 2009, 2014 and 2019 the term “Capacity Purchase Payment”shall also include the additional payments provided in Section 10.15(c) for such Year. Notwithstanding the foregoing provisions, North Carolina Power shall not be obligated in any Year to pay Capacity Purchase Payments that, in the aggregate, exceed the Maximum Annual Capacity Payment for such Year, except for Capacity Purchase Payment Adjustments as hereafter provided.

(b)	Notwithstanding the foregoing provisions, and in order to determine Capacity Purchase Payment Adjustments and changes in the Tracking Account:

(i) If the Actual Capacity Factor for any Year is less than the Average Capacity Factor, the difference obtained by subtracting (A) the aggregate Capacity Purchase Payments for such Year from (B) the Maximum Annual Capacity Payment for such Year, shall be subtracted from the Tracking Account;

(ii) If the Actual Capacity Factor for any Year is greater than the Average Capacity Factor, the difference obtained by subtracting (A) the Maximum Annual Capacity Payment for such Year from (B) the sum of (y) the product of the applicable Delivered Capacity (expressed in kWh) and Capacity Unit Price, and (z) the aggregate additional payments provided for in Section 10.15(c), for such Year, shall be added to the Tracking Account;

(iii) If the Actual Capacity Factor for any Year is less than the Average Capacity Factor and, prior to subtracting from the Tracking Account with respect thereto as provided in Section 10.15(b)(i), there is a net positive balance in the Tracking Account, North Carolina Power shall pay Operator a Capacity Purchase Payment Adjustment equal to the lesser of (A) such net positive balance, or (B) the amount to be subtracted as provided in Section 10.15(b)(i). The amount of any such Capacity Purchase Payment Adjustment shall be paid by North Carolina Power prior to the twenty-fifth (25th) Day following the end of such Year.

(iv) If the Actual Capacity Factor for any Year is greater than the Average Capacity Factor and, prior to adding to the Tracking Account with respect thereto as provided in Section 10.15(b)(ii), there is a net negative balance in the Tracking Account, North Carolina Power shall pay Operator a Capacity Purchase Payment Adjustment equal to the lesser of (A) the absolute value of such net negative balance, or (B) the amount to be added as provided in Section 10.15(b)(ii), but,

(x)	for any such Year occurring prior to 2014, such Capacity Purchase Payment Adjustment, when added to the aggregate Capacity Purchase Payments for such Year, shall not exceed 104% of the Maximum Annual Capacity Payment for such Year;

(y)	for 2014, such Capacity Purchase Payment Adjustment, when added to the aggregate Capacity Purchase Payments for such Year, shall not exceed 105.19% of the Maximum Annual Capacity Payment for such Year; and

(z)	for any such Year occurring after 2014, such Capacity Purchase Payment Adjustment, when added to the aggregate Capacity Purchase Payments for such Year, shall not exceed 106% of the Maximum Annual Capacity Payment for such Year.

The amount of any such Capacity Purchase Payment Adjustment shall be paid by North Carolina Power prior to the twenty-fifth (25th) Day following the end of such Year.

(v) Notwithstanding the provisions of Section 10.15(b)(ii), if, (A) there is a net negative balance in the Tracking Account as of the beginning of any Year, (B) the Actual Capacity Factor is greater than the Average Capacity Factor for such Year, and (C) but for the applicable provisions of Section 10.15(e) and clause (x), (y) or (z) of Section 10.15(b)(iv), the Capacity Purchase Price Adjustment, together with the aggregate Capacity Purchase Payments for such Year, would exceed the applicable limitation provided therein, the excess of the sum of the aggregate Capacity Purchase Payments and the amount that otherwise would be added to the Tracking Account pursuant to Section 10.15(b)(ii) for such Year over:

(x)	104% of the Maximum Annual Capacity Payment for any such Year occurring prior to 2014;

(y)	105.19% of the Maximum Annual Capacity Payment for the Year 2014;

(z)	106% of the Maximum Annual Capacity Payment for any such Year occurring after 2014;

shall not be included in the amount added to the Tracking Account with respect to such Year, but shall be carried over and added to the Tracking Account for the following Year, and used in the calculation of a Capacity Purchase Payment Adjustment for such following Year, as follows:

(1)	If the Actual Capacity Factor is less than the Average Capacity Factor for such following Year,

first, the difference described in Section 10.15(b)(i) with respect to such following Year shall be subtracted from the negative Tracking Account balance as of the beginning of such following Year,

second, North Carolina Power shall pay Operator a Capacity Purchase Payment Adjustment equal to the lesser of (A) the absolute value of the net negative balance in the Tracking Account at the end of such following Year (after subtracting such difference), or (B) such carried over amount, and third, such carried over amount shall then be added to the Tracking Account; or

(2)	If the Actual Capacity Factor is greater than the Average Capacity Factor for such following Year,

first, the difference described in Section 10.15(b)(ii) with respect to such following Year shall be added to such carried over amount,

second, North Carolina Power shall pay Operator a Capacity Purchase Payment Adjustment equal to the lesser of (A) the absolute value of the negative balance in the Tracking Account, or (B) the sum of such carried over amount and such difference, and third, the sum of such carried over amount and such difference shall then be added to the Tracking Account; or

(3)	If the Actual Capacity Factor equals the Average Capacity Factor for such following Year,

first, North Carolina Power shall pay Operator a Capacity Purchase Payment Adjustment equal to the lesser of (A) the absolute value of the net negative balance in the Tracking Account, or (B) such carried over amount, and second, such carried over amount shall then be added to the Tracking Account.

The amount of any such Capacity Purchase Payment Adjustment shall be paid by North Carolina Power prior to the twenty-fifth (25th) Day following the end of such following Year and shall be subject to the applicable limitations set forth in Section 10.15(b)(iv)(x), (y) or (z).

(vi)	Notwithstanding any contrary provisions of this Section 10.15:

(x)	In lieu of any Capacity Purchase Payment or Capacity Purchase Payment Adjustment with respect to all or any portion of the Year 2000, from and after the Effective Date through December 31, 2000, North Carolina Power shall make monthly capacity payments to Operator as provided in Section 10.17 each in the amount of $6,523,726.00 (as appropriately prorated for any partial Month).

(y)	If the Actual Capacity Factor for the Year 2000 is less than 89.000%, Operator shall refund to North Carolina Power as provided in Section 10.17 an amount equal to the product of (1) the difference obtained by subtracting such Actual Capacity Factor (expressed as a decimal rounded to 5 places (e.g., .88417)) from .89000, and (2) the aggregate capacity payments made by North Carolina Power to Operator with respect to the Year 2000, including, without limitation, the monthly capacity payments described in Section 10.15(b)(vi)(x) and any capacity payments made pursuant to the applicable provisions of the Second Amendment and Restatement with respect to the Year 2000, and the amount of such refund shall be subtracted from the Tracking Account as of January 1, 2001.

(z)	If the Actual Capacity Factor for the Year 2000 is greater than 89.064%, an amount shall be added to the Tracking Account as of January 1, 2001 equal to the product of (1) the difference obtained by subtracting .89064 from such Actual Capacity Factor (expressed as a decimal rounded to 5 places (e.g., .89417)), and (2) the aggregate capacity payments made by North Carolina Power to Operator with respect to the Year 2000, including, without limitation, the monthly capacity payments described in Section 10.15(b)(vi)(x) and any capacity payments made pursuant to the applicable provisions of the Second Amendment and Restatement with respect to the Year 2000.

(vii) Sample calculations pursuant to this Section 10.15 are attached as Exhibit A.

(c)	For each Month of the Year 2004, an amount calculated as follows shall be added to each monthly Capacity Purchase Payment payable with respect to such Month:

(applicable Capacity Unit Price (expressed in $/kWh)) * (166,100) * (8784) * ((1/12)(.03))

For each Month of the Years 2009, 2014, and 2019, an amount calculated as follows shall be added to each monthly Capacity Purchase Payment payable with respect to such Month (provided that the amount payable with respect to May, 2009 shall be calculated by prorating such Month in accordance with the different Capacity Unit Prices that are applicable thereto):

(applicable Capacity Unit Price (expressed in $/kWh)) * (166,100) * (8760) * ((1/12)(.03)).

(d)	Not used.

(e)	As provided in clauses (x), (y) and (z) of Section 10.15(b)(iv), in no case shall the aggregate of the Capacity Purchase Payments and any Capacity Purchase Payment Adjustment (1) for any Year before 2014 exceed 104% of the Maximum Annual Capacity Payment for such Year, (2) for 2014 exceed 105.19% of the Maximum Annual Capacity Payment for 2014, or (3) for any Year after 2014 exceed 106% of the Maximum Annual Capacity Payment for such Year, as the case may be.

        10.16    Operator shall pay North Carolina Power an amount reflecting all reasonable costs incurred by North Carolina Power for meter reading and billing. The monthly meter reading and billing charge per meter shall equal the basic customer charge in Schedule 6 — Large General Service.

        10.17    Meters shall be read, and bills rendered, according to the meter reading and billing schedule established by North Carolina Power except that not more than forty-five (45) Days shall pass between readings. Payment for the Net Electrical Output, or Net Electrical Output and Delivered Capacity, delivered to North Carolina Power during the billing period shall be made on the third (3rd) Business Day of the second (2nd) Month after the Month that such Net Electrical Output and Delivered Capacity are delivered; provided that, if such third (3rd) Business Day is a holiday for North Carolina Power, payment will be made on the next Business Day. Interest shall accrue on the outstanding payments due Operator commencing on the Day after such payments are required to be made as aforesaid. However, any amounts due North Carolina Power arising out of this Agreement or from the Facility’s purchase of electricity from North Carolina Power may, at the sole option of North Carolina Power, be offset against the amounts due Operator, and, in such event, the net result shall be paid to the appropriate party by the date specified in the second (2nd) sentence of this Section 10.17. Payment to North Carolina Power shall be made by check to the following address:

Virginia Power P.O. Box 26019 Richmond, Virginia 23260-6019

Payment to Operator shall be made by wire transfer to the following account:

Bank of New York
ABA 021000018
Credit CSFB — Westmoreland LG&E ROVA I & II
Account Number 8900410639
For further credit to Westmoreland-LG&E Roanoke Valley I & II Project Control Acct
Account Number 331309-02

Either Party may, by prior written notice to the other, change the address to which such payments are to be sent.

ARTICLE 11: Capacity Ratings

        11.1    Notwithstanding any contrary provisions of this Agreement, the Maximum Capacity — Summer shall be deemed to be 165,000 kW and the Maximum Capacity – Winter shall be deemed to be 167,200 kW for all purposes hereunder.

        11.2    Not used.

        11.3    Not used.

        11.4    Not used.

        11.5    Not used.

        11.6    Not used.

        11.7    Not used.

        11.8    Not used.

        11.9    Not used.

ARTICLE 12: Insurance

        12.1    Operator shall obtain and maintain the following policies of insurance during the Term of this Agreement:

(a)	Worker’s Compensation insurance which complies with the laws of the State of North Carolina and Employers’Liability Insurance with a limit of $1,000,000; and

(b)	Comprehensive or Commercial General Liability insurance with bodily injury and property damage combined single limit of $5,000,000 per occurrence. Such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability encompassing the indemnification provisions in Article 13, broad form property damage liability, personal injury liability, explosion and collapse hazard coverage, products/completed operations liability, and, where applicable, watercraft protection and indemnity liability; and

(c)	Comprehensive Automobile Liability insurance with bodily Injury and property damage combined single limit of $5,000,000 per occurrence covering vehicles owned, hired or non-owned; and

(d)	Excess Umbrella Liability Insurance with a single limit of at least $5,000,000 per occurrence in excess of the limits of insurance provided in subparagraphs (a), (b), and (c) above.

        12.2    The amounts of insurance required in Section 12.1 above may be satisfied by the Operator purchasing primary coverage in the amounts specified or by buying a separate excess Umbrella Liability policy together with lower limit primary underlying coverage. The structure of the coverage is the Operator’s option, so long as the total amount of insurance meets North Carolina Power’s requirements.

        12.3    The coverage requested in Section 12.1(b) above and any Umbrella or Excess coverage should be “occurrence” form policies. In the event Operator has “claims-made” form coverage, Operator must obtain prior approval of all “claims made” policies from North Carolina Power.

        12.4    Operator shall cause its insurers to amend its Comprehensive or Commercial General Liability and, if applicable, Umbrella or Excess Liability policies with the following endorsement items (a) through (e); and to amend Operator’s Workers’ Compensation and Auto Liability policies with endorsement item (e):

(a)	North Carolina Power, its directors, officers, and employees are additional insureds under this Policy for their liability arising out of Operator’s operation and not for their independent acts; and

(b)	This insurance is primary with respect to the interest of North Carolina Power, its directors, officers, and employees and any other insurance maintained by them is excess and not contributory with this insurance; and

(c)	The following Cross Liability clause is made a part of the policy: “In the event of claims being made by reason of (i) personal and/or bodily injuries suffered by any employee or employees of one insured hereunder for which another insured hereunder is or may be liable, or (ii) damage to property belonging to any insured hereunder for which another insured is or may be liable, then this policy shall cover such insured against whom a claim is made or may be made in the same manner as if separate policies have been issued to each insured hereunder, except with respect to the limits of insurance”; and

(d)	Insurer hereby waives all rights of subrogation against North Carolina Power, its officers, directors and employees; and

(e)	Notwithstanding any provision of the policy, this policy may not be canceled, non-renewed or materially changed by the insurer without giving thirty (30) Days prior written notice to North Carolina Power. All other terms and conditions of the policy remain unchanged.

        12.5    Operator shall cause its insurers or agents to provide North Carolina Power with certificates of insurance evidencing the policies and endorsements listed above. Failure of North Carolina Power to obtain certificates of insurance does not relieve Operator of the insurance requirements set forth herein. Failure to obtain the insurance coverage required by this Article 12 shall in no way relieve or limit Operator’s obligations and liabilities under other provisions of this Agreement.

ARTICLE 13: Liability, Noncompliance and Guarantees

        13.1    Neither Party shall hold the other Party (including its corporate affiliates, parent, subsidiaries, directors, officers, employees and agents) liable for any claims, losses, costs and expenses of any kind or character (including, without limitation, loss of earnings and attorneys’fees) for damage to property of North Carolina Power or Operator in any way occurring incident to, arising out of, or in connection with a Party’s performance under this Agreement, except as provided in Section 13.2 below.

        13.2    Operator and North Carolina Power agree to indemnify and hold each other harmless from and against all claims, demands, losses, liabilities and expenses (including reasonable attorneys’ fees) for personal injury or death to persons and damage to each other’s property or facilities or the property of any other person or corporation to the extent arising out of, resulting from or caused by their negligent or intentional acts, errors, or omissions.

        13.3    Not used.

        13.4    Commencing with the Commercial Operations Date, Operator shall provide and maintain, at Operator’s sole expense, security for Operator’s performance under this Agreement as described in Section 13.5 below, in an amount equal to $4,500,000. Such security shall be maintained throughout the Term of this Agreement.

        13.5    Security for compliance with Section 13.4 above shall consist of one or more of the following:

(a)	An unconditional and irrevocable direct pay letter of credit issued by a bank acceptable to North Carolina Power in a form and with substance acceptable to North Carolina Power,

(b)	A payment or performance bond issued by a company acceptable to North Carolina Power for payment to North Carolina Power in the event of a material breach by Operator in a form and with substance acceptable to North Carolina Power,

(c)	A corporate guarantee which North Carolina Power, at its discretion, deems to be equivalent in quality to the security detailed in (a) and (b) above in a form and with substance acceptable to North Carolina Power.

        13.6

(a)	North Carolina Power shall have an exclusive right to purchase any Transfer Interest or Equity Interest (as hereinafter defined) on the terms and conditions set forth herein; provided, however, Operator may grant the steam buyer a right of first refusal to purchase any Transfer Interest, which right shall be prior to North Carolina Power’s right of first refusal. Any such right of first refusal granted to the steam buyer shall require the steam buyer to continue operating the Facility in accordance with the provisions of this Agreement. North Carolina Power’s rights, as specified herein with respect to transfer of an Equity Interest, shall not apply to transfers to an entity which is directly or indirectly controlled by, in control of, or under common control with the Operator.

(b)	If Operator or any of its subsidiaries, affiliates or other related entities ever desire to dispose of its or their right, title, or Interest in the Facility, or any part thereof (hereinafter referred to as a “Transfer Interest”), other than a transfer solely as a financial device (e.g. a sale and leaseback of the Facility or the granting of a mortgage as security interest in the Facility), or if Operator receives a bona fide offer to purchase or lease the Facility, or any part thereof (hereinafter also referred to as a “Transfer Interest”), which offer Operator is prepared to accept, or if any interest in Operator, (hereinafter referred to as an “Equity Interest”) is to be transferred or sold, Operator shall give notice thereof in writing to North Carolina Power (the “Notice”). The Notice shall (i) specify the terms under which such Transfer Interest or Equity Interest is to be transferred or disposed of, including the purchase price of the Transfer Interest or Equity Interest, and (ii) include a copy of the acceptable offer, if any, received by Operator, as the case may be.

(c)	If the steam buyer has been granted a right of first refusal as set forth above, the Operator shall offer the Transfer Interest to the steam buyer in accordance with the terms of the steam buyer’s right of first refusal. If the steam buyer waives its right with respect to the Transfer Interest or the steam buyer does not have a right of first refusal, Operator shall offer such Transfer Interest to North Carolina Power on the terms set forth in the Notice.

(d)	For a period of one hundred twenty (120) Days after receipt by North Carolina Power of the Notice, or ninety (90) Days after North Carolina Power receives Notice from the Operator that the steam buyer has waived its right of first refusal, whichever is longer; North Carolina Power shall have the right to exercise its right to purchase the Transfer Interest or Equity Interest by giving written notice thereof to Operator.

(e)	In the event North Carolina Power elects not to exercise its right to purchase pursuant to the foregoing provisions then for a period of one year from the date North Carolina Power notifies Operator of such election, Operator shall be free to transfer such Transfer Interest to a Transferee, or such Equity Interest, at a price no lower than and on terms. not materially more favorable than those offered in the Notice. For the purpose of this Section 13.6 and Article 17, Transferee shall mean a person who either is an experienced power plant operator, legally permitted to operate the Facility, or shall have engaged the services of another person who is an experienced power plant operator legally permitted to operate the Facility. Operator shall ensure that by the terms of such transfer, North Carolina Power’s right of first refusal, shall continue on the terms and conditions contained herein with respect to any subsequent transfer. Any sale of any Transfer Interest or Equity Interest shall not extinguish North Carolina Power’s right to purchase with respect to any portion of the Facility or the Operator, as the case may be, not transferred pursuant to such sale. Any lease of any Transfer Interest shall not extinguish North Carolina Power’s right to purchase with respect to any extensions of such lease or with respect to any other leases, sales or other dispositions of any Transfer Interest. Notwithstanding any other provisions, Operator agrees (i) that it will ensure that the terms of any transfer (other than a transfer to North Carolina Power) of all or a portion of its interest in the Facility or the Operator provides for the continued operation of the Facility in accordance with and under the terms of this Agreement; and (ii) any transfer (other than a transfer to North Carolina Power) which results in a transfer of management control over the operation of the Facility shall require the transferee’s acceptance of an assignment of the transferor’s obligations under this Agreement with respect to the operation of the Facility pursuant to Section 17.1 of this Agreement.

(f)	If North Carolina Power elects to exercise its right to purchase with respect to the Transfer Interest or Equity Interest, the Parties shall endeavor to fully consummate the transfer within 120 Days after North Carolina Power exercises its right to purchase.

(g)	Notwithstanding the foregoing, in the event of a transfer of an Equity Interest, North Carolina Power agrees not to exercise its right to purchase if, but only if, the transfer of such interest shall be made to a party reasonably acceptable to, and approved by, North Carolina Power.

(h)	Operator may not consolidate with or be a Party to a merger with any other entity; provided, however, that:

(1)	Any subsidiary of Operator may merge or consolidate with or into Operator or any wholly-owned subsidiary of Operator so long as, in any such merger or consolidation, Operator shall be the surviving or continuing entity;

(2)	Operator may consolidate or merge with any other entity if (i) the successor formed by or resulting from such consolidation or merger shall be a solvent entity organized under the laws of the United States of America or a state thereof or the District of Columbia, (ii) after giving effect to such merger or consolidation, no default under this Agreement shall exist, (iii) such successor or transferee entity shall expressly assume in writing the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Agreement and shall furnish North Carolina Power an opinion of independent counsel to the surviving entity to the effect that each of the entities participating in such consolidation or merger or transfer of assets was, at the time thereof, duly created, validly existing, in good standing and otherwise in compliance with the applicable provisions of the corporation, partnership, trust or limited liability company laws of its respective state of formation, that the surviving entity is duly formed, validly existing and in good standing, that the surviving entity has all requisite power and authority to assume and perform this Agreement, that such assumption and performance have been duly authorized by all necessary corporate, partnership, trust or limited liability company action, as the case may be, on the part of the surviving entity and that compliance by the surviving entity with the terms of this Agreement will not conflict with, or result in any breach of any of the provisions of, or constitute a default under any agreement to which it is a party, or result in the creation or imposition of a lien upon the property of the surviving entity.

(i)	Each Party to this Agreement covenants and agrees to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other Party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by other Party for the purpose of or in connection with North Carolina Power’s right to purchase established hereby.

(j)	North Carolina Power’s right to purchase under this Section 13.6 shall not apply to:

(1)	any transfer among the general partners named in this Agreement;

(2)	any transfer from one of the general partners of Operator to a limited partnership, the sole general partner of which is such general partner,

(3)	the admission or substitution of limited partners to a partnership.

        13.7    Not used.

        13.8    The Parties agree that the provisions of Article 10 concerning the Energy Purchase Price and the Capacity Purchase Payment, the calculation thereof and any resulting decrease therein, constitute North Carolina Power’s sole and exclusive remedies with respect to any Scheduled Outage, Maintenance Outage, Forced Outage or any other failure not constituting a breach of Operator’s obligations under this Agreement to produce, make available or deliver electric energy or capacity to North Carolina Power, and that they fairly and reasonably compensate North Carolina Power for any harm or loss that North Carolina Power is likely to suffer in connection with any such failure by Operator. It is further understood, and agreed that such provisions are in lieu of any actual damages for such occurrences. North Carolina Power hereby waives any and all other damages and remedies for or with respect to such occurrences. The Parties hereby waive any defense challenging the validity of any such provisions on the grounds that they are void as penalties or are not reasonably related to actual damages. It is further understood and agreed that, should Operator broach its obligations under this Agreement, North Carolina Power has not waived its right to seek any and all damages, in equity or at law, against Operator for its breach.

ARTICLE 14: Force Majeure

        14.1    Neither Party shall be responsible or liable for or deemed in breach of this Agreement because of any delay in the performance of their respective obligations hereunder due solely to circumstances beyond the reasonable control of the Party experiencing such delay, including but not limited to acts of God; unusually severe weather conditions; strikes or other labor difficulties; war; riots; requirements, actions or failures to act on the part of governmental authorities preventing performance; inability despite due diligence to obtain required licenses; or Certificate of Convenience and Necessity; accident; fire; damage to or breakdown of necessary facilities; or transportation delays or accidents (such causes hereinafter called “Force Majeure”); provided that:

(a)	The non-performing Party gives the other Party within forty-eight (48) hours written notice describing the particulars of the occurrence;

(b)	The suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

(c)	The non-performing Party uses its best efforts to remedy its inability to perform;

(d)	When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect; and

(e)	The Force Majeure was not caused by or connected with any negligent or intentional acts, errors, or omissions, or failure to comply with any law, rule, regulation, order or ordinance or any breach or default of this Agreement.

        14.2    The term Force Majeure does not include changes in market conditions or governmental action to the extent that they affect the cost or availability of Operator’s supply of fuel or any alternate supplies of fuel or the demand for Operator’s products or products of the steam host.

        14.3    Not used.

        14.4    Except as otherwise provided in Article 5, in no event will any condition of Force Majeure extend this Agreement beyond its stated Term. If any condition of Force Majeure delays a Party’s performance for a time period greater than thirty six (36) Months, the Party not delayed by such Force Majeure may terminate this Agreement, without further obligation, or extend such period at its sole discretion if the Party delayed by such Force Majeure is exercising due diligence in its efforts to cure the condition of Force Majeure.

ARTICLE 15: Taxes and Claims for Labor and Materials

        15.1    All present or future federal, state, municipal or other lawful taxes applicable by reason of the sale of Net Electrical Output or Delivered Capacity shall be paid by Operator.

        15.2    Operator will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials which, if unpaid, might become a lien or charge upon any of its property; provided, however, that Operator shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if:

(a)	The validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of Operator or any material interference with the use thereof by Operator and

(b)	Operator shall sot aside on its books reserves doomed by it to be adequate with respect thereto.

ARTICLE 16: Choice of Law

        16.1    This Agreement shall be interpreted, construed and governed by the laws of the Commonwealth of Virginia. The Parties hereby submit to the jurisdiction of courts located in, and venue is hereby stipulated to be in, Richmond, Virginia.

ARTICLE 17: Miscellaneous Provisions

        17.1    Neither Party shall assign this Agreement or any portion thereof without the prior written consent of the other Party which consent shall not be unreasonably withheld; provided, however, such consent shall not be required prior to an assignment to a parent, subsidiary or affiliated entity; but provided, further that:

(a)	Any assignee shall be a Transferee as defined in Section 13.6 of this Agreement and shall expressly assume assignor’s obligations hereunder;

(b)	No such assignment shall impair any security given by Operator hereunder; and

(c)	Unless expressly agreed by the other Party, no assignment, whether or not consented to, shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform.

North Carolina Power shall consent to the assignment by Operator of its rights herein as security for financing obtained for the Facility and shall execute documents reasonably satisfactory to North Carolina Power requested by Operator to evidence such consent.

        17.2    This Agreement, including the appendices hereto, can be amended only by agreement between the Parties in writing.

        17.3    The failure of either Party to insist in any one or more instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect,

        17.4    The headings contained in this Agreement are used solely for convenience and do not constitute a part of the agreement between the Parties hereto, nor should they be used to aid in any manner in the construction of this Agreement.

        17.5    This Agreement is intended solely for the benefit of the Parties hereto. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

        17.6    This Agreement shall not be interpreted or construed to create an association; joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

        17.7    Cancellation, expiration or earlier termination of this Agreement shall not relieve the Parties of obligations that, by their nature, should survive such cancellation, expiration or termination, including, without limitation, warranties, remedies, promises of indemnity and confidentiality.

        17.8    Notwithstanding any contrary provisions hereof, the Second Amendment and Restatement shall remain in full force and effect until this Agreement is accepted for filing by the FERC and becomes effective under the Federal Power Act.

ARTICLE 18: Statutory and Regulatory Changes

        18.1    The Parties recognize and hereby agree that if any federal, state or municipal government or regulatory authority, including, without limitation, the SCC, should for any reason enter an order, modify its rules, or take any action whatsoever, having the effect of disallowing North Carolina Power the recovery from its customers of all or any portion of the payments for Delivered Capacity and Net Electrical Output hereunder in excess of the energy and capacity prices established (notwithstanding any limitations on the size of the Facility) by the SCC pursuant to 18 C.F.R. 292.304(c) (currently represented by Schedule 19 POWER PURCHASES FROM COGENERATION AND SMALL POWER PRODUCTION QUALIFYING FACILITIES) and in effect for the period of disallowance, hereinafter referred to as the Disallowance (except where such disallowance is due to North Carolina Power’s failure to seek recovery or comply with procedural requirements governing recovery of such costs), then:

If the Disallowance occurs before the eighteenth anniversary of the Commercial Operations Date, North Carolina Power shall continue to make the payments specified in Article 10 through the eighteenth anniversary of the Commercial Operations Date. Payments for Delivered Capacity beginning on the eighteenth anniversary of the Commercial Operations Date shall not exceed the amount unaffected by the Disallowance. Further, North Carolina Power may, at its option, beginning on the eighteenth anniversary of the Commercial Operations Date withhold up to seventy-five (75) percent of the payments for Delivered Capacity after said eighteenth anniversary until the sooner of (i) the twentieth anniversary of the Commercial Operations Date or (ii) the entire amount of the Disallowance is repaid with Interest from the date each part of the Disallowance was paid to Operator. In the event that such withholding does not fully repay the Disallowance and accrued Interest by the twentieth anniversary of the Commercial Operations Date, the Operator shall pay the remainder to North Carolina Power within one hundred and twenty (120) Days after the twentieth anniversary of the Commercial Operations Date in a lump sum, or;

If the Disallowance occurs after the eighteenth anniversary of the Commercial Operations Date all future payments for Delivered Capacity shall not exceed the amount unaffected by the Disallowance. Further, the Operator shall repay the full amount of the Disallowance with Interest by the later of (i) one year from the date of such Disallowance or (ii) the twenty-first anniversary of the Commercial Operations Date. The Parties obligate themselves to all good faith efforts to establish, if practicable, an appeal and overruling of the Disallowance or a superseding order, approval of modified rules or tariffs, or other action so as to allow timely resumption of full, or failing that, adjusted payments hereunder.

ARTICLE 19: Entirety

        19.1    This Agreement is intended by the Parties as the final expression of their Agreement and is intended also as a complete and exclusive statement of the terms of their Agreement with respect to the Net Electrical Output and Delivered Capacity sold and purchased hereunder. All prior written or oral understandings, offers or other communications of every kind pertaining to the sale of Net Electrical Output and Delivered Capacity hereunder between the Parties or between Westmoreland-Hadson Partners and North Carolina Power are hereby abrogated and withdrawn.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the ______ day of _________, 2000.

WESTMORELAND-LG&E PARTNERS, a Virginia general partnership by its GENERAL PARTNERS:

WESTMORELAND-ROANOKE VALLEY, L.P., a Delaware limited partnership, by WEI-ROANOKE VALLEY, INC., a Delaware corporation, its general partner

Date:_______________	By: /s/ W. Michael Lepchitz Title: President

LG&E ROANOKE VALLEY, L.P., a California limited partnership, by LG&E POWER 16 INCORPORATED, a California corporation, its general partner

Date:_______________	By: /s/ George W. Basinger Title: President and Chief Financial Officer

VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation operating in North Carolina as North Carolina Power

Date:_______________	By: /s/ E. Paul Hilton Name: E. Paul Hilton Title: Senior Vice President-Bulk Sales

EXHIBIT A
EXAMPLES OF PAYMENTS FOR DELIVERED CAPACITY

ASSUME:	MAXIMUM CAPACITY — SUMMER = 165,000 kW
MAXIMUM CAPACITY — WINTER = 167,200 kW
FIXED CAPACITY COMPONENT = 3.185¢/kWh
O&M CAPACITY COMPONENT = 2.160¢/kWh from 1/1 through 3/31;
2.203¢/kWh from 4/1 through 12/31 (reflecting GDPIPD adjustment as of 4/1 of + 2%)
ANNUAL O&M CAPACITY COMPONENT = 2.192¢/kWh
MAXIMUM CAPACITY UNIT PRICE = 5.377¢/kWh
A MONTH HAS 720 HOURS
A YEAR HAS 8,760 HOURS

ALL EXAMPLES ASSUME DISPATCH OF THE FACILITY AT 100%, EXCEPT AS OTHERWISE NOTED IN ANY EXAMPLE, AND, IN ANY EVENT, DO NOT TAKE INTO ACCOUNT THE SPECIAL REQUIREMENTS FOR CALCULATING DELIVERED CAPACITY DURING RAMP-UP OR RAMP-DOWN PERIODS IN RESPONSE TO DISPATCH AS PROVIDED IN SECTION 1.13.

ABBREVIATIONS:
ACF = ACTUAL CAPACITY FACTOR
AO&MCC = ANNUAL O&M CAPACITY COMPONENT
AVCF = AVERAGE CAPACITY FACTOR
CPP = CAPACITY PURCHASE PAYMENT
CPPA = CAPACITY PURCHASE PAYMENT ADJUSTMENT
CUP = CAPACITY UNIT PRICE
DC = DELIVERED CAPACITY
FCC = FIXED CAPACITY COMPONENT
FM = FORCE MAJEURE
FO = FORCED OUTAGE
GDPIPD = GROSS DOMESTIC PRODUCT IMPLICIT PRICE DEFLATOR
MO = MAINTENANCE OUTAGE
MACP = MAXIMUM ANNUAL CAPACITY PAYMENT
MCS = MAXIMUM CAPACITY — SUMMER
MCW = MAXIMUM CAPACITY — WINTER
MCUP = MAXIMUM CAPACITY UNIT PRICE
NCPF = NORTH CAROLINA POWER FAILURE TO RECEIVE NEO
NEO = NET ELECTRICAL OUTPUT
OMCC = O&M CAPACITY COMPONENT
SO = SCHEDULED OUTAGE
TA = TRACKING ACCOUNT

MONTHLY CAPACITY PURCHASE PAYMENTS

EXAMPLE NO. 1 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for a Winter Period month (during which OMCC is 2.160¢/kWh) with no SO, MO, FO, FM, or NCPF and NEO equal to MCW in every hour.

CUP	[Section 1.3, 1.11, 1.23, & 1.37]

= (FCC + OMCC) / AVCF =(3.185¢/kWh + 2.160¢/kWh) / .88000 = 6.074¢/kWh

(DC)	[Section 1.13(a)]

= NEO = (720) * (MCW) = 120,384,000 kWh

CPP	[Section 10.15(a)(i) & (ii)]

= (DC)*(CUP) = (120,384,000) * (.06074) = $7,312,124.16

EXAMPLE NO. 2 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for a Winter Period month (during which OMCC is 2.160¢/kWh) with no SO, MO, FO, FM, or NCPF and Facility operates at 50% of MCW in every hour.

(DC)	[Section 1.13(a)]

= NEO = (720) * (MCW) * (50%) = 60,192,000 kWh

CPP	[Section 10.15(a)(i) & (ii)]

= (DC) * (CUP) = (60,192,000) * (.06074) = $3,656,062.08

EXAMPLE NO. 3 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for a Winter Period month (during which OMCC is 2.160¢/kWh) with either a SO, MO, FO, or FM, that reduces NEO to zero during such event for 50 hours, and no NCPF and NEO equal to MCW in every other hour.

DC	[Section 1.13(a)]

= NEO = (720-50) * (MCW) = 112,024,000 kWh

CPP	[Section 10.15(a)(i) & (ii)]

= (DC) * (CUP) = (112,024,000) * (.06074) = $6,804,337.76

EXAMPLE NO. 4 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for Winter Period month (during which OMCC is 2.160¢/kWh) with no SO, MO, FM, FO, or NCPF, NEO exceeds 101% of MCW in 50 Off Peak Hours and NEO equal to MCW in every other hour.

DC	[Section 1.13(a)]

= ((MCW) * (50) * (101%)) + ((MCW) * (720-50)) = 120,467,600 kWh

CPP	[Section 10.15(a)(i) & (ii)]

= (DC) * (CUP) = (120,467,600) * (.06074) = $7,317,202.02

EXAMPLE NO.5 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for a Winter Period month during which (a) OMCC is 2.160¢/kWh, (b) an NCPF reduces NEO to zero for 50 hours, (c) the Facility is first in a zero generation SO, MO, FO, or FM when the NCPF occurs, (d) such SO, MO, FO, or FM lasts 20 hours during the NCPF and (e) NEO equal to MCW in every other hour.

DC	[Section 1.13(a) & (b)]

= ((50-20) * (MCW)) + ((MCW) * (720-50)) = 117,040,000 kWh

CPP	[Section 10.15(a)(i) & (ii)]

= (DC) * (CUP) = (116,204,000) * (.06074) = $7,109,009.60

EXAMPLE NO. 6 — Average Capacity Factor = 88.000%. Monthly Capacity Purchase Payment for January, 2004 during which (a) OMCC is 2.160¢/kWh, (b) there is no SO, MO, FO, FM, or NCPF and (c) NEO equal to MCW in every hour.

(DC)	[Section 1.13(a)]

= NEO = (744) * (MCW) = 124,396,800 kWh

CPP	[Section 10.15(a)(i) & (ii) & 10.15(c)]

= ((DC)*(CUP)) + (Monthly Additional Payment under Section 10.15(c) = ((124,396,800) * (.06074)) + ((.06074) * (166,100) * (8784) * ((1/12)(.03))) = $7,555,861.63 + $221,552.55 = $7,777,414.18

END OF YEAR TRACKING ACCOUNT BALANCING AND CAPACITY PURCHASE PAYMENT ADJUSTMENTS

EXAMPLE NO. 1 — Tracking Account has a negative $750,000 balance at start of a Year (that is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)]. AVCF equals 88.000%. The Facility produces constant NEO of 149,733 kW during each Winter Period hour and 147,762 kW during each Summer Period hour, yielding an ACF of 89.553%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	[Section 1.3,1.11.1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33. 1,23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEC, from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((149,733) * (90) * (24) * (.06074)) + ((147,762) * (183) * (24) * (.06123)) + ((149,733) * (92) * (24) * (.06123))
= $79,624,484.94

CPPA	[Section 1.10 & 10.15(b)(iv)]

= Least of (a) 4% of MACP, (b) amount by which product of DC and CUP for the year exceeds the MACP or (c) absolute value of negative Tracking Account balance
= Least of (a) (MACP)*(.04), (b) $1,388,618.75 or (c) $750,000
= Least of (a) ($78,235,866.19)*(.04), (b) $1,388,618.75 or (c) $750,000
= Least of (a) $3,129,434.65, (b) $1,388,618.75 or (c) $750,000
= $750,000

Tracking Account balance at the end of the Year [Section 10.15(b)(ii)]

= (negative Tracking Account balance at the beginning of the Year) + ((Product of DC and CUP for the Year) - (MACP))
= (negative $750,000) + (($79,624,484.94) - ($78,235,866.19))
= (negative $750,000) + ($1,388,618.75)
= positive $638,618.75

EXAMPLE NO. 2 — Tracking Account has a positive $750,000 balance at start of a Year (that is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)]. AVCF equals 88.000%. The Facility produces constant NEO of 149,733 kW during each Winter Period hour and 147,762 kW during each Summer Period hour, yielding an ACF of 89.553%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours In the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC +AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEC from 1/1 through 3/31) * (applicable CUP)) + ((NEC from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((149,733) * (90) * (24) * (.06074)) + ((147,762) * (183) * (24) * (.06123)) + ((149,733) * (92) * (24) * (.06123))
= $79,624,484.94

CPPA = Tracking Account has positive balance and ACF is greater than AVCF, therefore no CPPA. [Section 10.15(b)(iii) & (iv)]

Tracking Account balance at the end of the Year [Section 10.15(b)(ii)]

= (positive Tracking Account balance at the beginning of the Year) + ((Product of DC and CUP for the Year) — (MACP))
= (positive $750,000) + (($79,624,484.94) - ($78,235,866.19))
= (positive $750,000) + ($1,388,618.75)
= positive $2,138,618.75

EXAMPLE NO.3 — Tracking Account has a negative $4,260,000 balance at start of a Year (that Is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)(iv)]. AVCF equals 88.000%. The Facility produces constant NEO of 159,248 kW during each Winter Period hour and 157,153 kW during each Summer Period hour, yielding an ACF of 95.244%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) 1.88000 = 6.074(cent)/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((159,248) * (90) * (24) * (.06074)) + ((157,153) * (183) * (24) * .06123)) + ((159,248) * (92) * (24) * (.06123))
= $84,684,674.14

CPPA	[Section 10.15(b)(iv)]

= Least of (a) 4% of MRCP, (b) amount by which product of DC and CUP for the year exceeds the MACP or (o) absolute value of negative Tracking Account balance
= Least of (a) ($78,235,866.19) * (.04), (b) $6,448,807.95 or (c) $4,250,000
= Least of (a) $3,129,434.65, (b) $6,448,807.95 or (c) $4,250,000
= $3,129,434.65

Tracking Account balance at the end of the Year [Section 10.15(b)(v)]

= (negative Tracking Account balance at the beginning of the Year) + ((MACP) * (.04)) = (negative $4,250,000) + ($3,129,434.65) = negative $1,120,565.35.

The amount by which the product of DC and CUP for the Year exceeds the sum of MACP and CPPA, i.e., $3,319,373.30, shall not be included in the amount added to the Tracking Account with respect to such Year pursuant to Section 10.15(b)(ii), but shall be carried over and added to the Tracking Account for the following Year, and used in the calculation of any applicable Capacity Purchase Payment Adjustment, under Section 10.15(b)(iii) or (iv), for such following Year, after first making the applicable adjustments provided under Section 10.15(b)(v)(1) or (2).

EXAMPLE NO.4 — Tracking Account has a negative $1,120,565.35 balance at start of the Year (that is not a leap year or a major maintenance outage year) following the Year described in Example No. 3, with $3,319,373.30 carried over from such preceding Year. [Section 1.47 & 10.15(b)(iv)]. AVCF equals 88.000%. The Facility produces constant NEO of 159,248 kW during each Winter Period hour and 157,153 kW during each Summer Period hour, yielding an ACF of 95.244%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	[Section 1.3. 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((159,248) * (90) * (24) * (.06074)) + ((157,153) * (183) * (24) * (.06123)) + ((159,248) * (92) * (24) * (.06123))
= $84,684,674.14

CPPA	[Section 10.15(b)(v)(2)]

= Least of (a) 4% of MACP, (b) the carried-over amount from the preceding Year plus the amount by which the product of DC and CUP for the Year exceeds the MACP, or (c) absolute value of negative Tracking Account balance
= Least of (a) ($78,235,866.19) * (.04), (b) ($3,319,373.30) + ($6,448,807.95) or (c) $1,120,565.35
= Least of (a) $3,129,434.65, (b) $9,768,181.25 or (c) $1,120,565.35
= $1,120,565.35

Tracking Account balance at the end of the Year [Section 10.15(b)(v)(2)]

= ((negative Tracking Account balance at the beginning of the Year) + (Carried-over amount from the preceding Year)) + ((Product of DC and CUP for the Year) – (MACP))
= ((negative $1,120,565.35) + ($3,319,373.30)) + ($6,448,807.95)
= positive $8,647,615.90.

EXAMPLE NO. 5 — Tracking Account has a negative $1,120,565.35 balance at start of the Year (that is not a leap year or a major maintenance outage year) following the Year described in Example No. 3, with $3,319,373.30 carried over from such preceding Year [Section 1.47 & 10.15(b)(iv)]. AVCF equals 88.000%. The Facility produces constant NEO of 143,792 kW during each Winter Period hour and 141,900 kW during each Summer Period hour, yielding an ACF of 86.000%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)), [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) +((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP) + (NEO from 10/1 through 12/31) * (applicable CUP))
= ((143,792) * (90) * (24) * (.06074)) + ((141,900) * (183) * (24) * (.06123)) + ((143,792) * (92) * (24) * (.06123))
= $76,465,415.06

(which, since it is less than MACP, equals the total Capacity Purchase Payments for the Year.) [Section 10.15(a)]

CPPA	[Section 10.15(b)(v)(1)]

= Least of (a) 4% of MRCP, (b) the carried-over amount from the preceding Year, or (c) absolute value of negative Tracking Account balance (after subtracting ((MACP) – (Product of DC and CUP for the Year)))
= Least of (a) ($78,235,866.19) * (.04), (b) $3,319,373.30, or (c) (1,120,565.35) + (1,770,451.13)
= Least of (a) $3,129,434.65, (b) $3,319,373.30, or (c) $2,891,016.48
= $2,891,016.48

Tracking Account balance at the end of the Year [Section 10.15(b)(v)(1)

= ((negative Tracking Account balance at the beginning of the Year) — ((MACP) – (Product of DC and CUP for the Year))) + (Carried-over amount from the preceding Year)
= ((negative $1,120,565.35) - ($1,770,451.13)) + ($3,319,373.30)
= (negative $2,891,016.48) + ($3,319,373.30)
= positive $428,356.82

EXAMPLE NO. 6 — Tracking Account has a negative $2,000,000 balance at start of a Year (that is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)(iv)]. AVCF equals 88.000%. The Facility produces constant NEO of 159,248 kW during each Winter Period hour and 157,153 kW during each Summer Period hour, yielding an ACF of 95.244%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((159,248) * (90) * (24) * (.06074)) + ((157,153) * (183) * (24) * (.06123)) + ((159,248) * (92) * (24) * (.06123))
= $84,684,674.14

CPPA	[Section 10.15(b)(iv)]

= Least of (a) 4% of MACP, (b) amount by which product of DC and CUP for the year exceeds the MACP or (c) absolute value of negative Tracking Account balance
= Least of (a) ($78,235,866.19) * (.04), (b) $6,448,807.95 or (c)
= Least of (a) $3,129,434.65, (b) $6,448,807.95 or (c) $2,000,000
= $2,000,000

Tracking Account balance at the end of the Year [Section 10.15(b)(ii)]

= (negative Tracking Account balance at the beginning of the Year) + ((Product of DC and CUP for the Year) – (MACP))
= (negative $2,000,000) + (($84,684,674.14) - ($78,235,866.19))
= (negative $2,000,000) + ($6,448,807.95)
= positive $4,448,807.95

EXAMPLE NO. 7 — Tracking Account has a negative $2,000,000 balance at start of the Year 2014 [Section 1.47 & 10.15(b)(iv)]. AVCF equals 91.000%, i.e., the average of the ACF for the three-preceding Years (88.000%) + (3%). The Facility produces constant NEO of 143,792 kW during each Winter Period hour and 141,900 kW during each Summer Period hour, yielding an ACF of 89.000%, i.e., (DC / ((MCS * Hours In the Summer Period) + (MCW * Hours in the Winter Period))) + (3%). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.0740/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr – Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) /.88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30, 10.15(a) & 10.15(c)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP)) + (Total Additional Payments under Section 10.15(c))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377)) + ((.06074) * (166,100) * (8760) * ((1/4)(.03))) + ((.06123) * (166100) * (8760) ((3/4)(.03)))
= $39,269,822.59 + $38,966,043.60 + $662,841.65 + $2,004,566.72
= $80,903,274.56

Total Capacity Purchase Payments made during the Year are capped at MACP or $80,903,274.56 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((143,792) * (90) * (24) * (.06074)) i- ((141,900) * (183) * (24) * (.06123)) + ((143,792) * (92) * (24) * (.06123))
= $76,465,415.06

Total Additional Payments for the Year

= ((.06074) * (166,100) * (8760) * ((1/4)(.03))) + ((.06123) * (166100) * (8760) ((3/4)(.03))) = $662,841.65 + $2,004,566.72 = $2,667,408.37

Sum of total Additional Payments for the Year and the Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= $2,667,408.37 + $76,465,415.06 = $79,132,823.43

(which, since it is less than MACP, equals the total Capacity Purchase Payments for the Year.) [Section 10.15(a)]

CPPA = Tracking Account has negative balance and ACF is less than AVCF, therefore no CPPA. [Section 10.15(b)(iii) & (iv)]

Tracking Account balance at the end of the Year [Section 10.15(b)(ii)]

= (negative Tracking Account balance at the beginning of the Year) – (Amount by which MACP exceeds aggregate CPP for the Year)
= (negative $2,000,000) – (($80,903,274.56) – ($79,132,823.43))
= (negative $2,000,000) – ($1,770,451.13)
= negative $3,770,451.13

EXAMPLE NO.8 — Tracking Account has a positive $750,000 balance at start of a Year (that is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)]. AVCF equals 88.000%. The Facility produces constant NEO of 143,792 kW during each Winter Period hour and 141,900 kW during each Summer Period hour, yielding an ACF of 86.000%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) 1.88000 = 6.074(cent)/kWh

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Apr– Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC + AO&MCC = 3.185(cent)/kWh + 2.192(cent)/kWh = 5.377(cent)/kWh

MACP allowed for the Year [Section 1.30 & 10.15]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.69 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1/1 through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((143,792) * (90) * (24) * (.06074)) + ((141,900) * (183) * (24) * (.06123)) + ((143,792) * (92) * (24) * (.06123))
= $76,465,415.06

(which, since it is less than MACP, equals the total Capacity Purchase Payments for the Year.) [Section 10.15(a)]

CPAA	[Section 10.15(b)(iii)]

= Lesser of (a) amount by which MACP exceeds aggregate CPP for the Year, or (b) positive Tracking Account balance = Lesser of (a) $1,770,451.13 or (b) $750,000 = $750,000

Tracking Account balance at the end of the Year [Section 10.15(b)(i)]

= (positive Tracking Account balance at the beginning of the Year) – (Amount by which MACP exceeds aggregate CPP for the Year)
= (positive $750,000) – (($78,235,866.19) – ($76,465,415.06))
= (positive'$750,000)-- ($1,770,451.13)
= negative $1,020,451.13

EXAMPLE NO. 9 — Tracking Account has a negative $750,000 balance at start of a Year (that is not a leap year or a major maintenance outage year) [Section 1.47 & 10.15(b)]. AVCF equals 88.000%. The Facility produces constant NEO of 143,792 kW during each Winter Period hour and 141,900 kW during each Summer Period hour, yielding an ACF of 86.000%, i.e., DC / ((MCS * Hours in the Summer Period) + (MCW * Hours in the Winter Period)). [Section 1.1]

CUP	[Section 1.3, 1.11, 1.23, & 1.37] Jan – Mar

= (3.185(cent)/kWh + 2.160(cent)/kWh) / .88000 = 6.074(cent)/kWh

CUP	(Section 1.3, 1.11, 1.23, & 1.37] Apr - Dec

= (3.185(cent)/kWh + 2.203(cent)/kWh) / .88000 = 6.123(cent)/kWh

MCUP	[Section 1.33, 1.23, & 1.2]

= FCC +AO&MCC = 3.185¢/kWh + 2.192¢/kWh = 5.377¢./kWh

MACP allowed for the Year [Section 1.30 & 10.15(a)]

= ((MCW) * (Hours in the Winter Period) * (MCUP)) + ((MCS) * (Hours in the Summer Period) * (MCUP))
= ((167200) * (4368) * (.05377)) + ((165,000) * (4392) * (.05377))
= $39,269,822.59 + $38,966,043.60
= $78,235,866.19

Total Capacity Purchase Payments made during the Year are capped at MACP or $78,235,866.19 [Section 1.30 & 10.15(a)]

Product of the applicable Delivered Capacity and Capacity Unit Price for the Year

= ((NEO from 1ll through 3/31) * (applicable CUP)) + ((NEO from 4/1 through 9/30) * (applicable CUP)) + ((NEO from 10/1 through 12/31) * (applicable CUP))
= ((143,792) * (90) * (24) * (.06074)) + ((141,900) * (183) * (24) * (.06123)) + ((143,792) * (92) * (24) * (.06123))
= $76,465,415.06

(which, since it is less than MACP, equals the total Capacity Purchase Payments for the Year.) [Section 10.15(a)]

CPPA = Tracking Account has negative balance and ACF is less than AVCF, therefore no CPPA [Section 10.15(b)(iii) or (iv)]

Tracking Account balance at the end of the Year [Section 10.15(b)(i)]

= (the negative Tracking Account balance at the beginning of the Year) – (Amount by which MACP exceeds aggregate CPP for the Year)
= (negative $750,000) — (($78,235,866.19) — ($76,465,415.06))
= (negative $750,000) — ($1,770,451.13)
= negative $2,520,451.13

MAJOR MAINTENANCE OVERHAUL YEAR ANNUAL CAPACITY FACTOR CONSIDERATIONS

EXAMPLE NO. 1 — Assume ACF for 2007 = 88.567% and for 2008 = 87.255%. The quotient (expressed as a percentage) obtained by dividing: (a) the Delivered Capacity for 2009 by (b) the sum of (i) the product of MCS and the number of hours in the Summer Period, and (ii) the product of MCW and the number of hours in the Winter Period = 84.688% [Section 1.1(a)&(b)].

ACF for 2009

= (84.688%)+(3%) = 87.688%. [Section 1.1(B)]

AVCF for 2010

= ((ACF for 2007)+(ACF for 2008)+(ACF for 2009))/3 = ((88.567%)+(87.255%)+(87.688%))/3 = 87.837%. [Section 1.3]